Exhibit 4.24

UNOFFICIAL TRANSLATION FROM HEBREW

THE BINDING VERSION IS THE HEBREW VERSION

Deed of Trust

Dated March 1, 2017

By and between:	Ellomay Capital Ltd.
52-003986-8
of 9 Rothschild Boulevard, Tel Aviv
(hereinafter: the “Company”)

Of the first part;

And:	Hermetic Trust (1975) Ltd.
51-070519-7
of 113 HaYarkon Street, Tel-Aviv
(hereinafter: the “Trustee”)

Of the second part;

Whereas:
the Company’s Board of Directors resolved on February 27, 2017 to approve the issuance of the Debentures (as hereinafter defined), the terms of which are as set forth in this Deed of Trust and which shall be offered to the public by the Prospectus (as hereinafter defined);

And whereas:
the Trustee is a company limited by shares that was incorporated in Israel in 1975 in accordance with the Companies Ordinance, whose main object is to engage in trusts, and it meets the eligibility requirements established by law, and in particular the requirements of the Securities Law (as hereinafter defined) to serve as a trustee of the debentures which are the subject of this deed;

And whereas:
the Trustee declared that there is no hindrance in accordance with the Securities Law or any other law barring it from entering into this Deed of Trust with the Company, including pertaining to conflicts of interests preventing him from engaging with the Company as stated, and that it meets all of the demands and eligibility requirements set forth in the Securities Law to serve as Trustee for the issuance of the Debentures;

And whereas:	the Trustee has no material interest in the Company, and the Company has no personal interest in the Trustee, which exceeds from the Trustee being the trustee of additional Company debentures;

And whereas:
the Company has made a request to the Trustee that subject to the issuance of the debentures (Series B), he shall serve as Trustee for the holders of  the Debentures (Series B) and the Trustee has agreed, all subject to and in accordance with the terms of this Deed of Trust;

And whereas:	the Trustee has agreed to sign this Deed of Trust and to act as Trustee for the holders of Debentures;

And whereas:
the Company declares that as of the date of signing this Deed of Trust, all approvals required for the purpose of performing the issuance have been obtained, and there is no hindrance by law and/or agreement to perform the issuance of the Debentures (Series B) and/or to engage with the Trustee in accordance with the Deed of Trust;

And whereas:
the parties wish to arrange the terms of the Debentures (Series B) in this Deed of Trust, in light of the Company’s intention to make a first public offering of the Debentures (Series B) in accordance with the Prospectus, as shall be set forth in the Prospectus and the complementary notice, which the Company shall publish, in a way that the Deed of Trust will apply to the Debentures (Series B) alone;

Therefore it was agreed, declared and stipulated by and between the parties as follows:

1.	Preamble; Interpretation; Definitions and Entry into Force

1.1.	The preamble of this Deed of Trust and the appendixes attached to it constitute a material and inseparable part hereof.

1.2.	The division of this Deed of Trust into clauses and providing titles to the clauses was made for convenience and as reference only and they should not be used for the purpose of interpretation.

1.3.
Anything mentioned in this Deed of Trust in plural shall also refer to singular and vice versa, anything mentioned in the masculine shall also refer to the feminine and vice versa, and anything mentioned regarding a person shall also refer to a body corporate, provided that this Deed does not contain any provision otherwise, whether express and/or implied and/or if the contents of the matter or its context do not require otherwise.

1.4.
In any case of contradiction between this Deed of Trust and the accompanying documents and the stated in the Prospectus, the parties shall act in accordance with the provisions of this Deed of Trust, subject to the regulations and instructions of the Stock Exchange.

1.5.	In this Deed of Trust the following expressions shall have the meaning set beside them:

1.5.1
“Debentures (Series B)” or the “Debentures” or “Debentures in Circulation” or “Certificates of Undertaking” or “the Debentures Series” or “Series B”: Debentures (Series B) of the Company, registered, which will be issued according to the Prospectus and/or by any other means by the Company, including via private issuance, from time to time, and that have not been fully paid or expired or cancelled.

1.5.2	Deleted.

1.5.3	“Meeting” or “Debenture Holders Meeting”: a meeting of Debenture Holders, including a class meeting.

1.5.4
“Deferred Debenture Holders Meeting”: a Debenture Holders Meeting that was deferred to another time than the one scheduled for opening the Meeting, as a legal quorum was not present at the end of half an hour after the time that was scheduled for the beginning of the Meeting.

1.5.5	“Stock Exchange”: the Tel-Aviv Stock Exchange Ltd.

1.5.6
“Collaterals”: Any pledge on assets, guarantee or any other undertakings that secure the undertakings of the Company towards the Trustee and/or the Debenture Holders whether given by the Company and/or any third party.

1.5.7
“Immediate Report”: A report of the Company that is submitted in accordance with the provisions of the Securities Regulations (Periodical Reports and Immediate Reports of a Foreign Corporation), 5761-2001.

1.5.8
The “Law” or the “Securities Law”: The Securities Law, 5728-1968 and the regulations according to it, as they shall be from time to time. It is clarified that as of the date of this Deed of Trust the Company reports according and is subject to the provisions of Chapter E.3 of the Law.

1.5.9
“Regular Resolution”: a resolution adopted at a meeting of holders of debentures of the relevant series, convened in accordance with Sections 35L13 and 35L14(a) of the Law (whether in the original meeting or the adjourned meeting) by a majority of at least fifty percent (50%) of all votes of participants in the vote, without taking into account abstaining votes.

1.5.10
“Special Resolution”: a resolution adopted at a meeting of holders of the Debentures, in which were present, by themselves of by proxies, the holders of Debentures who own at least fifty percent (50%) of the remaining nominal value of the Debentures (Series B) in Circulation, or at an adjourned meeting of such a meeting, who were present in it by themselves or by proxies, and who hold twenty percent (20%) at least of the stated remainder, and which was adopted (whether in the original meeting or the adjourned meeting) by a majority of those who hold at least two thirds of the remaining nominal value of the Debentures represented in the vote, apart from abstainers who shall not be counted in the count of votes.

1.5.11
“Nominee Company”: Mizrahi Tefahot Nominee Company Ltd. or any other nominee company in its place, at the Company’s sole discretion, provided that all of the Company’s debentures are registered in the name of the same Nominee Company.

1.5.12	“The Companies Law”: the Companies Law, 5759-1999.

1.5.13	“Trading Day”: any day on which transactions are performed at the Stock Exchange.

1.5.14	“Business Day”: Sundays-Thursdays, in which a majority of the banks in Israel are open for performing transactions with the public, except for official holidays and days of rest in Israel.

1.5.15	“Magna”- the Electronic Proper Disclosure System of the Israel Securities Authority.

1.5.16	Deleted.

1.5.17	Deleted.

1.5.18	Deleted.

1.5.19	“Holder” or “Debenture Holder”: as this term is defined in the Securities Law.

1.5.20	“Registry”: Registry of Debenture Holders as mentioned in clause 30 of this Deed.

1.5.21	“Trustee”: The First Trustee (as hereinafter defined) and/or anyone that shall serve from time to time as Trustee of the Debenture Holders according to this Deed.

1.5.22	“First Trustee” Hermetic Trust (1975) Ltd. that shall serve as Trustee up to the date set forth in clause 2.3 hereafter.

1.5.23	“Office Holder”: as defined in the Companies Law, 5759-1999.

1.5.24	“Principal”: the total nominal value of the Debentures in Circulation.

1.5.25	“Control” as this term is defined in the Law.

1.5.26
“This Deed” or “Deed of Trust”: This Deed of Trust and the amendments thereof, inasmuch as there shall be any, including the addendums and appendixes attached to it and that constitute a material and integral part hereof.

1.5.27	“Debenture Certificate”: The Debenture certificate the version of which is attached as the first addendum of this Deed of Trust.

1.5.28
“Prospectus”: the prospectus of the Company that shall be published in February 2017 for issuing the Debentures and any later Prospectus according to which additional Debentures (from Series B) shall be issued.

2.	Issuing the Debentures; the Terms of Issuance; Equal Ranking

2.1.
The Company shall issue a series of Debentures (Series B) under the terms written on the other side of the page of the first addendum. If after the date of the first issuance of the Debentures (Series B) this same series of Debentures shall be expanded by the Company, the Holders of the Debenture (Series B) that shall be issued in the framework of the expansion of that series shall not be entitled to receive payment on account of the Principal and/or interest for these Debentures that the record date for payment thereof shall be before the date of their issuance as mentioned.

2.2.	The Company shall be entitled or required, as the case may be, to perform an early redemption of the Debentures in the event the terms set forth in clause 8 of the Deed of Trust have been fulfilled.

2.3.
The Debentures shall all be set at an equal security ranking pari passu between them with respect with the Company’s undertakings according to this Deed of Trust, and without a preferred right or right of priority over one another.

2.4.
The provisions of this Deed shall apply to the Debentures issued in accordance therewith, and which shall be held, from time to time, to each purchaser of Debentures, including the public, unless stated otherwise.

2.5.
This Deed of Trust shall enter into effect upon the Company’s issuance of the Debentures. It is agreed that in case the issuance of Debentures is revoked for any reason whatsoever, this Deed of Trust shall be null and void.

3.	Appointment of the Trustee; Commencement of Term; Term of Office of the Trustee; Expiration of the Office of the Trustee; Resignation; Dismissal; the Duties of the Trustee; the Powers of the Trustee

Appointment of Trustee

3.1.
The Company hereby appoints the Trustee as the First Trustee for the Debenture Holders (Series B) pursuant to the provisions of Chapter E.1 of the Securities Law including for those entitled to payments pursuant to the Debentures that were not paid after the date for their payment arrived.

3.2.
If the Trustee shall be replaced by another Trustee, the other Trustee shall be Trustee for the Debenture Holders pursuant to Chapter E.1 of the Securities Law including for those entitled to payments pursuant to the Debentures which were not paid after the date for their payment arrived.

Commencement of Term

3.3.	The Trust for the Debenture Holders and the duties of the Trustee according to this Deed of Trust shall come into force upon the issuance of the Debentures pursuant to the Deed by the Company.

Term of Office of the Trustee; Expiration of Term of Office of the Trustee, Resignation; Dismissal

3.4.
The First Trustee shall serve commencing on the date mentioned in clause 3.3 above and his office shall end at the time on which the Debenture Holders Meeting is convened (the “First Appointment Meeting”), that the Trustee shall convene no later than 14 days after submitting the annual report regarding Trusteeship matters in accordance with Section 35H1(a) of the Law. Insofar as the First Appointment Meeting (by ordinary majority) approved the continuation of the term of office of the First Trustee, it shall continue to serve as Trustee until the end of the additional appointment period that was determined in a resolution of the First Appointment Meeting (which could be until the final repayment date of the Debentures). Insofar as the First Appointment Meeting and/or any later Meeting determined the term of office of the Trustee, its term of office shall end with the adoption of a resolution of the Debenture Holders regarding the termination of his term of office and the appointment of another Trustee in his place.

3.5.	Notwithstanding everything stipulated in clause 3, the provisions of the Law shall apply to the appointment of the Trustee, his replacement, term of office, expiration, resignation and dismissal.

The Trustee’s Duties

3.6.	In addition to the provisions of the Law and without derogating from them, the duties of the Trustee shall be those mentioned in Appendix 3 of this Deed of Trust, and according to the law.

3.7.	The Trustee entering into this Deed of Trust is as an agent on behalf of the Debenture Holders.

The Trustee’s Powers

3.8.
The Trustee shall represent the Holders of the certificates of undertaking in any matter that arises from the undertakings of the issuer towards them, and it shall be entitled for this purpose to act in order to realize the rights given to the Debenture Holders according to the Law or according to this Deed. The Trustee is entitled to take any proceeding for the purpose of protecting the Holders’ rights in accordance with any law and the provisions set forth in this Deed of Trust.

3.9.	The actions of the Trustee are valid notwithstanding a flaw discovered in its appointment or qualifications.

3.10.	The Trustee shall use the trust, powers, permissions and authorities that were conferred upon him according to this Deed of Trust, at its discretion or in accordance with the resolutions of a Meeting.

3.11.
The Trustee shall be entitled to deposit all of the deeds and the documents that indicate, represent and/or stipulate its rights with respect to the trust pertaining to this Deed of Trust, including with respect to any asset that is in its possession at that time, in a safe and/or in another place that shall be chosen and/or at any bank and/or any banking auxiliary corporation and/or lawyer and/or accountant.

3.12.
The Trustee is permitted in the framework of performing the Trusteeship matters according to this Deed of Trust, to order an opinion and/or the advice of any lawyer, accountant, appraiser, assessor, surveyor, broker or any other expert (the “Consultants”), whether such opinion and/or advice was prepared at the Trustee’s request and/or at the Company’s request, and to act in accordance with its conclusion, and the Trustee shall not be responsible for any loss or damage that shall occur as a result of any action and/or omission that were made by it based on such advice or opinion as aforesaid, unless it was determined in a final judgment that the Trustee acted negligently (apart from negligence which is exempt by law a shall be from time to time) and/or in bad faith and/or maliciously. Inasmuch as it shall be possible, the Trustee shall provide a copy of the opinion or advice as mentioned for the viewing of Debenture Holders and the Company, at their request. The Company shall bear the full fee and reasonable expenses of hiring the Consultants appointed as stated. The Trustee and the Company shall reach an agreement over a list of no more than three consulting firms with relevant reputation and expertise, which the Trustee shall approach for receiving fee quotes as stated. The Company shall select one of the offers submitted, and shall be entitled to negotiate with the firms regarding their quote for a period of up to 10 business days, provided that in urgent cases the delay due to the negotiation shall not risk, at the Trustee’s opinion, the rights of the Holders of Debentures.

Any advice and/or opinion such as this can be given, sent or received by letter, telex, facsimile and/or any other electronic means for transferring information and the Trustee may act based on them, even if it turns out afterwards that errors occurred in them or that they were not authentic, unless it was possible to detect the errors or the lack of authenticity in a reasonable examination, provided that it has not acted negligently (apart from negligent exempt by law, as it shall be from time to time) and/or in bad faith and/or maliciously. It is clarified that the documents could be transferred, on the one hand, and that the Trustee is entitled to rely upon them, on the other hand, only where they are received clearly, and when they are legible. In any other case, the Trustee shall be responsible to request their receipt in a manner enabling their proper reading and understanding as stated.

3.13.
The Trustee shall be entitled to give its consent or approval to any motion to the court as per the demand of a Debenture Holder, and the Company shall compensate the Trustee for all reasonable costs that were incurred by such motion and from actions performed as a result of it or with respect to it provided that before making such expense as abovementioned the Trustee will update the Company regarding its intention to make such expenses and will receive the Company’s approval for this, unless in the opinion of the Trustee such prior update as aforementioned could harm the rights of the Debenture Holders.

3.14.	The Trustee is entitled to institute any proceeding for protecting the rights of the Debenture Holders as set forth in clause 10 of the Deed.

3.15.
The Trustee is entitled to appoint agents as set forth in clause 25 of this Deed. The representing body of the Debenture Holders, insofar as will be appointed, is an agent of the Trustee from the time of its appointment.

4.	Purchasing Debentures by the Company or by an Affiliated Holder

4.1.
Subject to any law, and without derogating from the Company’s right to redeem the Debentures by early redemption as set forth in this Deed, the Company reserves the right to purchase at any time, whether on the Stock Exchange or outside of the Sock Exchange, Debentures which shall be in circulation from time to time from other sellers apart from the Company (which shall be selected at its discretion and without the duty of approaching and/or notifying all Holders), at any price and quantity that it shall see fit, all without harming the duty of repayment imposed on it pertaining to the remaining Debentures (Series B) in circulation. In the event of such purchase by the Company, the Company shall notify this in an Immediate Report, inasmuch as it is required by law.

Debentures purchased by the Company shall be revoked and delisted from trade on the Stock Exchange, and the Company shall not be entitled to re-issue them. In case the Debentures are purchased in the framework of Stock Exchange trade, the Company shall approach the Stock Exchange clearing house in a request to withdraw the Debenture Certificates purchased by it as stated.

4.2.
Subject to any law, the holders of controlling interests in the Company (directly or indirectly) and/or their relative (spouse, sibling, parent, grandparent, offspring or spouse’s offspring, or the spouse of any of them) and/or a subsidiary of the Company and/or an affiliated company of the Company and/or an included company of the Company and/or a corporation in the control of any of them (directly or indirectly) (apart from the Company itself, regarding which the stated in clause 4.1 of the Deed shall apply) (“Affiliated Holder”), shall be entitled to purchase and/or sell at any time and from time to time, at the Stock Exchange or outside of it (including by way of an issuance by the Company), Debentures (Series B) at their discretion (subject to any law). The Debentures that are held by an Affiliated Holder shall be considered as the asset of the Affiliated Holder, shall not be delisted from trade on the Stock Exchange and they shall be transferable as the other Debentures of the Company (subject to the provisions of the Deed of Trust and the Debenture).

4.3.
The Debentures (Series B) held by an Affiliated Holder shall not grant him voting rights in the Meetings of Holders of Debentures (Series B) and shall not be counted for the purpose of determining a legal quorum for opening these Meetings. Inasmuch as an Affiliated Holder shall report to the Company regarding the purchase of Debentures (Series B), the Company shall deliver to the Trustee, at its request, the list of Affiliated Holders and the amounts held by them.

4.4.
The stated in clauses 4.1 to 4.3 above does not derogate from the provisions of any law (including the instructions of the Israeli Securities Authority) applying to the Company, including pertaining to approvals required for performing transactions with a holder of controlling interest (or in which the holder of controlling interest has a personal interest) and/or pertaining to the sale of securities to a Company subsidiary and distributing them to the public.

4.5.	The stated in this clause 4, in and of itself, does not bind the Company or the Debenture Holders to purchase Debentures or to sell the Debentures they hold.

5.	Issuance of Debentures from New Series; Expanding a Series

5.1.
The Company reserves the right to issue, subject to the provisions of the law, at any time (whether by a private offering or an offering to the public), at its sole discretion, to any factor whatsoever, including to an Affiliated Holder, and without needing the consent of the Trustee and/or the Debenture Holders, debentures of another series or additional series of Debentures (hereinafter: the “Other Series”) or other securities, under those terms of redemption, interest, linkage, priority of payment in the event of liquidation and other terms, including securing them in collaterals, as the Company shall see fit, and whether they are preferable over the terms of the Debentures, equal to them or inferior to them, and this without derogating from the duty of repayment imposed on it in accordance with this Deed. Despite the foregoing, inasmuch as the Company shall issue an additional series of debentures, and this additional series shall not be secured by collaterals (and so long as it is not secured by collaterals), the rights of the additional series upon liquidation shall not be preferable to those of the Debentures (Series B). The Company shall provide the Trustee with a written confirmation, no later than 7 days prior to the issuance of an additional series as stated, regarding its meeting the conditions set forth in this clause, signed by the Company CEO or the senior financial officer in the Company. Without derogation from the foregoing, the Company’s stated rights do not detract from the Trustee’s rights to inspect the implications of an issuance as stated, and does not detract from the rights of the Trustee and/or Debenture Holders in accordance with this Deed, including their right to make the Debentures (Series B) immediately repayable in accordance with the provisions of the Deed of Trust.

5.2.
The Company shall be entitled, from time to time, without the need for obtaining the approval of the Trustee and/or the current Holders at that time, to issue additional Debentures (Series B) (whether by private offering, whether in the framework of a prospectus, whether by shelf offering report or any other way), including to an Affiliated Holder (as the term is defined in clause 4.2 of the Deed), for any price and at any manner as it shall see fit, provided that it notifies the Trustee in this regard. The Company shall approach the Stock Exchange in a request to register the additional Debentures (Series B) for trade as stated.

Despite the stated in this clause 5.2 above, the Company shall not be entitled to issue, whether by issuance to the public according to a prospectus, and whether in any other manner, additional Debentures of Series B, unless all of the terms set forth in Appendix 5.2 of this Deed have been fulfilled or after receiving the approval of the Debenture Holders Meeting.

For the avoidance of doubt it shall be clarified, that all of the provisions of the Deed of Trust that apply to the Debentures in Circulation shall apply to additional Debentures of Series B that shall be issued, as mentioned, and the existing Debentures of Series B and the additional Debentures of that series (as of the time of their issuance) shall constitute a single series for all matters and purposes, and the Deed of Trust shall also apply to all additional Debentures (Series B) as stated. For the avoidance of doubt, holders of additional Debentures of Series B, which shall be issued in a series expansion as mentioned, shall not be entitled to payment of any principal and/or interest and/or any other payment that the record date for payment is prior to their date of their issuance. (It is clarified, in this respect, that in the event that additional Debentures of Series B shall be issued, after any time that entitlement has been stipulated in this Deed to the payment of interest, the interest for them shall be paid at the next payment date of interest, after the date of their issue, for the period from the date of their issue, at a relative rate from the payment of interest paid for the Debentures at that time, that is equal to the ratio between the period that passed from the time of their issue and between the original period for which the interest is paid at that time). Subject to the provisions of any law and the Deed of Trust, the Trustee shall hold office as trustee for the Debentures (Series B), as they shall be from time to time in circulation, even in case of a series expansion, and the Trustee’s consent for his office as stated pertaining to the expanded series shall not be required.

The Company’s right to expand a series, as stated above, does not detract from the Trustee’s right to inspect the implications of an issuance as stated, and does not detract from the rights of the Trustee and/or the Debenture Holders in accordance with this Deed, including their right to make the Debentures (Series B) immediately repayable in accordance with the provisions of the Deed of Trust.

5.3.
Without derogating from the foregoing, the Company reserves the right to issue additional Debentures of Series B, by way of series expansion at a different discount rate from that of the Debentures (Series B) which shall be in circulation at that time (inasmuch as there shall be any). If the discount rate which shall be determined for the Debentures (Series B) due to the series expansion shall be different from the discount rate of the Debentures (Series B) in Circulation at that time (inasmuch as there shall be any), the Company shall approach the tax authority, prior to expanding the series, in order to obtain its approval that with regards to withholding tax from the discount fees for the Debentures, the Debentures shall be set a uniform discount rate in accordance with a formula weighting the various discount rates in the Debentures (Series B), inasmuch as there shall be any. In the event of receiving an approval as stated, the Company shall calculate the weighted discount rate for all the Debentures from the series after expanding the series, it shall publish in an Immediate Report the uniform weighted discount rate for the entire series of Debentures and the members of the Stock Exchange shall deduct tax at the payment dates of the Debentures according to the weighted discount rate as mentioned an in accordance with the provisions of the law. If an approval of the tax authorities regarding such discount rates shall not be received, the Company shall notify in an Immediate Report, prior to issuing the Debentures as a result of expanding the series, of not receiving the approval as stated and that the uniform discount rate will be the highest discount rate that was created for the series. The members of the Stock Exchange shall deduct withholding tax at the time of repayment of the Debentures in Circulation, in accordance with the discount rate that shall be reported as aforementioned. Therefore, there may be cases where the Company shall deduct withholding tax for discount fees, at a higher rate than the discount fees determined to whoever held Debentures before the series was expanded. In this case, it is the responsibility of the Debenture Holder (and the Debenture Holder only) who held the Debentures before the series was expanded and until their repayment and who is entitled, in light of their payment, to a refund of withholding tax, for the over-discount, to submit a report to the tax authority on this matter insofar as he shall wish to receive a tax refund as stated and inasmuch as he is entitled to a tax refund by law.

5.4.	The Company shall notify in an Immediate Report regarding the issuance of debentures as mentioned in this clause above.

6.	The Company’s Undertakings

The Company hereby undertakes towards the Trustee and the Debenture Holders, for as long as the Debentures were not fully paid (including the linkage differentials on them, inasmuch as they shall apply), and for as long as all the undertakings towards the Debenture Holders and the Trustee were not fulfilled according to this Deed, as follows:

6.1.
To pay, at the times scheduled for this purpose, the sums of the Principal, the interest (including interest in arrears, if and inasmuch as it shall apply, and additional interest for change of ranking and/or for breaching a financial standard, inasmuch as they shall apply) and the linkage differentials, insofar as these shall apply, which shall be paid according to the terms of the Debentures, and to fulfill all the other terms and undertakings that are imposed on it according to the terms of the Debentures and according to this Deed of Trust. In any case where the date of payment on account of a principal and/or interest shall be on a day which is not a Business Day, the payment date shall be deferred to the next Business Day, without any additional payment, interest or linkage.

6.2.
To fulfill all of the financial standards and undertakings set forth in Appendix 6.2 to this Deed including with respect to the limitation regarding the distribution of dividends and regarding the rating of the Company.

6.3.	To persist and manage the business of the Company and companies in its control in a regular and proper manner.

6.4.
To notify the Trustee as soon as reasonably possible, and no later than 2 Business Days regarding the occurrence of any of the events set forth in clause 9.1 of the Deed, including its sub-clauses, or regarding a real knowledge of the Company that an event as stated is about to take place, without taking into account the cure periods set forth in clause 9.1 of the Deed, inasmuch as any exist in the stated clauses.

6.5.
To deliver to the Trustee as soon as reasonably possible and no later than the end of 30 days from the day of the first issuance of the Debentures (Series B) or from the time of performing a series expansion in any way, an amortization schedule for paying the Debentures (Principal and interest) in an Excel file.

6.6.
To notify the Trustee in a written notice signed by the senior financial officer in the Company, within 4 Business Days from the date of payment, of any payment to the Debenture Holders and of the balance of the sums that the Company owes at that time to the Debenture Holders after making the aforementioned payment.

6.7.
To deliver to the Trustee annual financial statements or quarterly financial results, as the case may be, and in accordance with the requirements of the Israeli law that apply to the Company from it being a dual listed Company, at the time of their publication and in any event no later than from the time scheduled for this in the Israeli law applying to a dual listed company to publish them (even in the event that the Company shall stop being a public or reporting Company, then it shall report in accordance with the provisions of the Law that apply to the Company at the time of signing this Deed of Trust). Notwithstanding the foregoing, it is clarified that the quarterly financial results shall be published by the end of the following quarter in a framework which shall be no less that the framework of the Press Release in which the Company has published its financial results for the second quarter of 2016.

6.8.	Deleted.

6.9.	To deliver to the Trustee in writing, notices regarding the purchase of Debentures by the Company or an Affiliated Holder, immediately upon the Company becoming informed of this.

6.10.
On December 31st of each year, and for as long as this Deed is in effect, the Company shall furnish to the Trustee a confirmation of the Company signed by the Company CEO or the senior financial officer in the Company, that in the period starting from the date of the Deed and/or from the date of the prior confirmation that was given to the Trustee, whichever is later, and until the date of the confirmation, the Company has not breached this Deed, including a breach of the terms of the Debenture, unless expressly mentioned otherwise.

6.11.	To deliver to the Trustee copies of the notices and invitations which the Company shall give to the Debenture Holders, as mentioned in clause 27 hereinafter.

6.12.
To cause that a senior financial officer in the Company shall give, no later than fourteen (14) Business Days from the time of the Trustee’s request, to the Trustee and/or to the people who the Trustee shall order, any explanation, document, calculation or information regarding the Company, its business and/or assets that shall be required in a reasonable manner, at the Trustee’s discretion, for fulfilling the Trustee’s duties and for protecting the rights of the Debenture Holders.

6.13.
To manage regular accounting books in accordance with generally acceptable accounting principles. To keep the books and documents that serve as reference to them (including deeds of pledge and mortgage, bills and receipts) as required by law, and to enable the Trustee and/or any authorized representative of the Trustee to view, at a time pre-coordinated with the Company, within ten (10) Business Days, any book as stated and/or document as stated, which the Trustee shall request to view. For this matter, an authorized representative of the Trustee is any person appointed by the Trustee for the purpose of viewing as stated, in a written notice by the Trustee which shall be given to the Company prior to viewing as stated, subject to an undertaking of confidentiality in accordance with the provisions of clause 19 of the Deed.

6.14.
To inform the Trustee, immediately upon becoming informed, and no later than 2 Business Days after being informed, of any event set forth in clauses 9.1.5, 9.1.6, 9.1.7, 9.1.10 and 9.1.11, and to take, at its expense, all reasonable means required for the purpose of removing foreclosures or revoking the receivership, the liquidation or the management, as the case may be.

6.15.
To summon the Trustee to all of its general meetings (whether to annual general meetings or extraordinary general meetings) of the Company shareholders, without granting the Trustee the right to vote in these meetings.

6.16.
To deliver to the Trustee on the 15th of each January starting from 2018, a written approval signed by the senior financial officer, that all of the payments to the Debenture Holders were fully paid on time, and the balance of the par value of the Debentures in Circulation. In addition, at that time, inasmuch as the Debentures shall be secured by collaterals, the Company shall provide the Trustee with an approval and/or opinion which the Trustee shall reasonably require in connection with the provisions of Section 35H(b)(2) of the Law.

6.17.
In addition to the statements or notices which the Company is required to give according to Section 35J(a) of the Law, to give the Trustee or to its authorized representative (a notice regarding his appointment shall be given by the Trustee to the Company upon his appointment), no later than fourteen (14) Business Days from the time of the Trustee’s request, additional information regarding the Company (including explanations, documents and calculations pertaining to the Company, its business or assets, and information which the Trustee, at its reasonable discretion, is required for the purpose of protecting the rights of the Debenture Holders, and to instruct its accountant and legal advisors to do so, as per the Trustee’s reasonable request, inasmuch as at the Trustee’s reasonable opinion the information is required for the purpose of applying and exercising the authorities, powers and authorizations of the Trustee and his proxies in accordance with this Deed, and subject to an undertaking of confidentiality as stated in this Deed. Based on the Trustee’s request, the Company shall notify it in writing whether the given information is considered as inside information, as this term is defined in the Securities Law.

6.18.
To perform all of the actions required and/or reasonably needed and in accordance with the provisions of this Deed and any law for validating the exercise of powers, authorities and authorizations of the Trustee and/or of its proxies in accordance with the provisions of this Deed of Trust.

6.19.	To list the Debentures for trade in the Stock Exchange and to act so that the Debentures shall continue to be listed for trade on the Stock Exchange until the date of their final repayment.

6.20.	To notify the Trustee in writing regarding any change to its name or address.

6.21.
To assist the Trustee in any reasonable manner to fulfill its duties according to law and/or according to this Deed including examining the performance of the Company’s undertakings in full and on time, examining actions and/or transactions that the Company performed, insofar as this is reasonably required in order to protect the rights of the Debenture Holders.

6.22.
Inasmuch as the Company shall cease being a reporting corporation, as this term is defined in the Securities Law, or a corporation traded at a stock exchange outside of Israel, as set forth in the Second or Third Addition to the Securities Law, the Company shall provide the Trustee with annual, quarterly and immediate reports as set forth in the provisions of the Consolidated Circular of the Ministry of Finance – the Department of Capital Market, Insurance and Savings – Instructions regarding the Investment of Institutional Bodies in Non-Government Debentures, as they shall be from time to time.

Any report or information that shall be published by the Company in the Magna system shall be considered as a report or information or summons, as the case may be, which was given to the Trustee in accordance with the provisions of this clause. Notwithstanding the aforesaid, at the request of the Trustee, the Company shall transfer a printed copy of the report or information as mentioned.

It shall be clarified, that the confidentiality provisions in clause 19 hereinafter shall also apply to information given to the Trustee and/or his authorized representative and/or his agents, in accordance with the provisions of this clause 6.

7.	Not Securing the Debentures; Negative Pledge

7.1.	The Debentures are not secured by any pledge or any other collateral. The status of the Debenture Holders is the status of unsecured creditors of the Company, with all that this entails.

7.2.
Except as set forth in clause 7.4 hereafter, the Company shall be entitled from time to time, to sell, pledge, lease, assign, deliver or transfer in any other manner its assets in whole or in part, in any manner, in favor of any third party, without the need for the Trustee’s and/or the Debenture Holders’ consent, but subject to the duties of the Company to report with respect to the aforesaid, as these are determined in the Deed of Trust or according to law.

7.3.	The Debentures issued under a certain series shall be equal in priority (pari passu) between them, without any right of preference or priority of one over the other.

7.4.
Notwithstanding the aforesaid in clause 7.2 above, for as long as the Debentures (Series B) have not yet been fully repaid in any manner, including by way of a self-purchase and/or early redemption, the Company undertakes not to create a floating charge on all of its assets and rights, existing and future, in favor of any third party to secure any debt or undertaking and this is as opposed to a fixed charge or floating charge on a certain asset or a floating charge on a certain number of assets that the Company may create. Notwithstanding the aforesaid, the Company shall be entitled to create a floating charge on all of its assets in favor of a third party, in each one of the following cases:

(1)	A receipt in advance of the consent of the Debenture Holders (Series B), which shall be adopted in a special resolution in the Meeting of the Debenture Holders;

(2)
The Company shall create, in favor of Holders of Debentures (Series B) together with creating the floating charge on all of its assets in favor of the third party, a floating charge on all of its assets also in favor of the Holders of Debentures (Series B) of the same priority, pari passu, which shall remain in force up to the date of removing the charge which shall be registered in favor of the third party, and this is as long as outstanding Debentures (Series B) shall exist (namely, as long as they were not fully paid or removed in any manner, including by way of a self-purchase and/or early redemption); or

(3)
The Company shall make available in favor of the Holders of Debentures (Series B), by the Trustee, an irrevocable autonomous bank guarantee which shall be issued by bank/s or financial institution/s in Israel, rated at no less than AA minus (ilAA-) (in the rating of Standard & Poor’s or an equivalent rating) or by global bank/s rated BBB+ and more (in the rating of Standard & Poor’s or an equivalent rating), at a total equaling the amount guaranteed by the floating charge created in favor of the third party, or a total constituting the non-paid balance of the debt to Holders of Debentures (Series B), according to the lower of them at the time of creating the pledge.

Despite the foregoing, it is clarified that the Company’s undertaking to not create a floating charge shall not apply to any of the following actions and pledges and that the Company has the right, at any time (subject to the restrictions according to any law and/or any other agreement that the Company is party to), to: (a) pledge its assets, including its rights, in whole or in part, by any other pledge except for a floating charge on all of its assets, including, but not limited to, fixed pledges, including the creation of floating charges on specific assets, one or more, of the Company with respect to creating these charges (and bank accounts that can be pledged by a floating charge even without a fixed charge); (b) create a floating charge on all Company assets to guarantee the recycling (or re-recycling) of a loan guaranteed by a floating charge on all Company assets (and which met upon its creation, one or more of the conditions set forth in clauses 7.4(1) to 7.4(3) above), provided that the debt guaranteed by the new pledge as stated shall not exceed the unpaid balance of the debt guaranteed by the original debt; and (c) pledge on assets or rights purchased (or which shall be purchased) in a way that they were pledged prior to their purchase.

It is clarified that all fixed charges and/or floating charges set forth in this clause shall be detracted from the applicability of a floating charge insofar as this shall be imposed according to the provisions of this sub-clause above.

Except for the aforesaid no restrictions shall apply to the Company in imposing all kinds of charges on its assets.

It is clarified that the stated in this sub-clause 7.4 does not limit the Company in selling its assets and/or its businesses (without detracting from the stated in clause 9.1 of this Deed and from the provisions of this Deed). It is further clarified, for the avoidance of doubt, that this clause cannot restrict the companies held by the Company (including subsidiaries and affiliates) from creating any charges, floating or fixed, on their assets, including on all of their assets.

The Company declares that as of the date of signing this Deed, there is no floating charge in favor of a third party on all of the Company’s assets. As of the date of signing this Deed there are charges on the assets of the subsidiaries of the Company in the framework of project financing, pledges on deposits in the framework of hedging transactions and additional pledges to Discount Bank as set forth in Note 14 of the Company’s financial statements as of December 31, 2015, included in the annual report which the Company filed with the US Securities and Exchange Commission on March 23, 2016.

The Company undertakes that if it shall create a floating charge on all of its assets in accordance with the exceptions set forth above, it shall notify the Trustee on the matter prior to creating the pledge, and shall specify in its notice, the clause due to which the Company is entitled to create a pledge as stated.

7.5.	If and insofar as a floating charge shall be given as a security, as mentioned in clause 7.4 above, the following provisions shall apply:

(a)	The existence of a cause to declare the Debentures immediately payable and/or the realization of Collaterals is a preliminary condition to realizing a floating charge as mentioned.

(b)
The Trustee shall be entitled to enforce a floating charge before immediate repayment has been declared for the Debentures, in accordance with Section 35J1 of the Law or subject to adopting a decision of performing realizations in a resolution that shall be adopted by the Meeting of the Debenture Holders in accordance with the provisions of clause 9.7 of this Deed.

(c)
Enforcing the floating charge shall be performed in a manner that is expected according to the Trustee’s reasonable assessment to maximize the realization consideration from the floating charge and for this purpose the Trustee shall be entitled, subject to law, to determine the manner of enforcing this floating charge and the time when the floating charge should be enforced (hereinafter: the “Manner of Enforcing the Collaterals”).

Without derogating from any right that the Trustee has according to any law, the Trustee shall be entitled to receive instructions with respect to the Manner of Enforcing the Collaterals also by a special resolution that shall be adopted in a Meeting of the Debenture Holders, on the agenda of which is the giving of instructions to the Trustee regarding the Manner of Enforcing the Collaterals. The Meeting of the Debenture Holders as mentioned, shall be entitled to authorize a representing body of the Debenture Holders for advising the Trustee regarding the Manner of Enforcing the Collaterals.

Whenever the Company shall create a charge as mentioned in this sub-clause in favor of the Debenture Holders, and this is a charge that requires registration in the Registry of Charges managed at the Registrar of Companies for its perfection, the charge shall be considered as legally registered only after the Company has furnished to the Trustee all the following documents:

(1)
A charge document according to which the charge was registered in favor of the Trustee, bearing an original signature by the Company and stamped with an original  “received” stamp by the office of the Registrar of Companies, and bearing a date which is not later than twenty one (21) days after the signature date on the charge document;

(2)
A notice of details of mortgages and pledges (Form 10) signed with an original “received” stamp from the office of the Registrar of Companies, which bears a date that is not later than twenty one (21) days after creating the notice;

(3)	An original pledge registration certificate from the Registrar of Companies;

(4)	An extract of the pledges from the Registrar of Companies or any other office or registrar as shall be required by any law, according to which this charge was registered;

(5)
An affidavit by the Company CEO or a senior financial officer in the Company that the charge does not contradict or it is not in contradiction to the Company’s undertakings to third parties, and that all approvals have been received by the Company pertaining to the creation of the pledge as stated, all according to the wording that shall be acceptable to the Trustee at its reasonable discretion;

(6)
An opinion of a lawyer on behalf of the Company, originally signed, inter alia, with respect to the nature of the rights of the pledging party in the pledged asset, the manner of the pledge registration, its validity, its creditor priority, its legality and it being exercisable and enforceable against the pledging party according to the applicable law in Israel, in the wording that shall be acceptable by the Trustee at its reasonable discretion, which shall be given to the Trustee each year according to its demand.

(7)	Any additional document required for the purpose of creating and/or registering the pledge by any law, in any relevant Registry.

8.	Early Redemption

8.1.	Early Redemption Initiated by the Stock Exchange

If it is decided by the Stock Exchange to delist the Debentures (Series B) from trade as the value of the series has decreased from the sum that was determined in the Stock Exchange instructions regarding delisting from trade, the Company shall allow early redemption as mentioned of the series due to the delisting from trade of the Debentures as mentioned above, and it shall act as follows:

8.1.1
Within 45 days after the decision of the board of directors of the Stock Exchange regarding delisting as aforementioned, the Company shall notify of an early redemption date in which the Holders of Debentures may redeem them. The notice of early redemption shall be published in an Immediate Report that shall be sent to the securities authority and to the Stock Exchange and in two daily and prevalent newspapers in Israel in the Hebrew language and it shall be given in writing to all the registered Debenture Holders.

8.1.2
The early redemption date shall occur not before 17 days of the date of publishing the notice and no later than 45 days after this date, however not in a period between the record date for the payment of interest and its actual payment.

At the early redemption day the Company shall redeem the Debentures that the Debenture Holders requested to redeem. The redemption consideration shall not be less than the sum of the nominal value of the certificates of undertaking with additional interest that has accumulated until the date of actual payment, as set forth in the terms of the Debentures.

8.1.3
The determination of an early redemption date as mentioned above cannot harm the redemption rights stipulated in the Debentures, of any of the Debenture Holders that shall not redeem them at the early redemption date as mentioned above, however the Debentures shall be delisted from trade on the Stock Exchange and will be subject, inter alia, to the tax implications arising from this.

8.1.4
The early redemption of Debentures as mentioned above shall not confer upon any of the Holders of Debentures that shall be redeemed as mentioned the right to the payment of interest for the period after their redemption.

8.2.	Early Redemption Initiated by the Company

The Company shall be entitled, at its sole discretion, to perform early redemption, full or partial, of the Debentures (Series B) and this is at its sole discretion commencing on the end of 60 days from the date on which the Debentures (Series B) were listed for trade, and in this case the following provisions shall apply, all subject to the instructions of the Israeli Securities Authority and the provisions of the Stock Exchange regulations and the instructions pursuant thereto, as they shall be at the relevant time:

8.2.1
The frequency of the early redemptions shall not exceed one redemption per quarter. For this matter, “quarter” means each of the following periods: January – March, April – June, July – September, and October- December. The minimal scope of each early redemption shall not be less than 1 million NIS. Notwithstanding the aforesaid, the Company shall be entitled to perform an early redemption at a scope which is less than 1 million NIS provided that the frequency of redemptions shall not exceed one redemption per year.

8.2.2	Any amount paid by early redemption by the Company, shall be paid with regards to all Holders of Debentures, pro-rata according to the nominal value of the held Debentures.

8.2.3
The Company shall deliver to the Trustee, within five (5) Business Days from the day on which a decision was made by the Company’s board of directors regarding the performance of early redemption as stated above, an approval signed by the senior financial officer in the Company, attaching a calculation, regarding the amount to be paid by early redemption, as well as the interest accumulated for the stated principal amount until the performance of the early redemption. In addition, upon adoption of the resolution of the board of directors of the Company regarding the performance of an early redemption as mentioned above, the Company shall publish an Immediate Report which shall include, among others, a calculation of the amount to be paid by early redemption, no less than seventeen (17) days and no more than forty five (45) days before the early redemption date, and shall give the Trustee a copy thereof. If an early redemption is scheduled in a quarter in which payment of interest is also scheduled, or payment of partial redemption or payment of final redemption, the early redemption shall be performed at the time that was scheduled for payment as mentioned. The early redemption date shall not apply in a period between the record date for the payment of interest for the Debentures and the date of actual payment of interest. The Company shall publish, in the aforementioned Immediate Report, the sum of the Principal that shall be repaid in the early redemption and the interest that has accumulated for it until the date of the early redemption in accordance with the provisions in clause 8.2.5 hereinafter. Upon making a partial early redemption, the Company shall pay the Holders of Debentures (Series B) the interest accumulated for the part paid by partial redemption, and not for the entire non-paid balance of the Debentures’ principal.

8.2.4	Early redemption shall not be made to part of the series of Debentures if the last redemption sum shall be less than 3.2 million NIS.

8.2.5
At the date of a partial early redemption, insofar as shall exist, the Company shall notify in an Immediate Report of: (1) The rate of the partial redemption in terms the unpaid balance; (2) The rate of the partial redemption in terms of the original series; (3) The interest rate in partial redemption of the redeemed part; (4) The interest rate that shall be paid in partial redemption calculated regarding the unpaid balance; (5) Update of the rate of the partial redemptions remaining, in terms of the original series; (6) The record date for entitlement to receive early redemption of the Principal of a Debentures that shall be six (6) days before the date scheduled for early redemption (it is clarified that if the record date for entitlement to receive partial redemption shall occur in a quarter during which there is the payment of current interest, the record date for entitlement to receive partial redemptions shall occur on the record date for receiving the payment of current interest that shall be paid during that quarter).

8.2.6
Prior to making an early redemption as stated in this clause, the Company shall give the Trustee an approval signed by a senior officer in the Company, confirming its meeting (or its failure to meet) the financial standards set forth in Appendix 6.2 of the Deed.

8.2.7
The sum that shall be paid to the Debenture Holders in the event of early redemption shall be the highest sum out of the following: (1) the market value of the balance of the Debentures in Circulation, which shall be determined according to the average close price of the Debentures in the thirty (30) Trading Days prior to the date the resolution of the board of directors was adopted regarding the performance of early redemption; (2) the undertaking value of the Debentures in Circulation that are subject to early redemption, in other words Principal plus interest (including interest in arrears inasmuch as there shall be any), up to the date of the actual early redemption; (3) the balance of cash flow of the Debentures that are subject to early redemption (Principal plus interest and interest in arrears inasmuch as there shall be any) capitalized according to the Government Debentures Yield (as defined below) plus an annual interest rate of 1.5%. Capitalization of the Debentures (Series B) that are subject to early redemption shall be calculated commencing from the early redemption date up to the last redemption date that was determined with respect to the Debentures (Series B) that are subject to early redemption.

For this matter: “Government Debenture Yield” means the average return (gross) for redemption, in a period of seven Business Days, that ends two Business Days prior to the date of notice of early redemption, of three series of governmental debentures with an average duration closest to the average duration of the Debentures (Series B) at the relevant time.

8.2.8
The early redemption of the Debentures as mentioned above shall not confer upon a Holder of Debentures that shall be redeemed as mentioned, the right to receive interest for the period after the redemption date.

9.	Immediate Repayment

9.1.
Upon the occurrence of one or more of the causes set forth hereinafter and so long as they are occurring, the Trustee and the Holders of Debentures shall be entitled to put the balance of the amount due to the Holders in accordance with the Debentures for immediate repayment, or to realize collaterals (inasmuch as they shall be given) for guaranteeing the Company’s undertakings to the Holders of Debentures, and the provisions of clause 9.2 hereafter shall apply, as the case may be:

9.1.1
If a material worsening has occurred in the Company’s business as compared to its state at the issuance date, and there is a real concern that the Company will not be able to repay the Debentures on time.

9.1.2
If the Company has not repaid by of the payments it owes in accordance with The Debentures or in accordance with this Deed, or another material undertaking provided in favor of the Debenture Holders was not fulfilled, however it shall be possible to declare the Debentures (Series B) immediately repayable due to this, only if the breach was not amended by the end of a period of seven (7) days after the date of breach.

9.1.3
If the Company did not publish a financial statement which it is required to publish according to any law or according to the provisions of this Deed, within 30 days after the last date on which it is obligated publish it. This clause shall not apply in the case where the Company shall receive an extension to submit its financial statements from a qualified authority or in accordance with the provisions of this Deed, in such an event this count of days shall begin to be counted commencing from the last date set forth in the aforementioned extension.

9.1.4	If the Debentures (Series B) have been delisted from trade on the Stock Exchange.

9.1.5
If a motion was filed for receivership or to appoint a receiver (temporary or permanent) on the Company’s assets, all or most, or if an order shall be given to appoint a temporary receiver for the Company’s assets, all or most of them – which was not dismissed or cancelled within forty five (45) days after they were filed or granted, respectively; or – if an order was given to appoint a permanent receiver on the Company’s assets, all or most.

Notwithstanding the aforesaid, the Company shall not be given any cure period with respect to the motions or orders that were filed or granted, respectively, by the Company or with its consent.

For this matter, “most of the Company assets” – as this term is defined hereinafter.

9.1.6
(a) If the Company shall file a motion to issue a stay of proceedings or if the Company shall file a motion for settlement or arrangement with its creditors in accordance with Section 350 of the Companies Law (except for the purpose of a merger with another Company as stated in clause 9.1.20 of the Deed and/or a change in the Company’s structure or split that is not prohibited according to the terms of this Deed, and except for arrangements between the Company and its shareholders that are not prohibited according to the terms of this Deed, and which do not  affect the Company’s ability to repay the Debentures) or if the Company shall propose in another manner a settlement or arrangement to its creditors, in light of the Company’s lack of ability to meet its undertakings on time; or (b) – if a motion shall be submitted according to Section 350 of the Companies Law against the Company (not with its consent) which was not dismissed or cancelled within forty five (45) days after it was submitted. Despite the foregoing, the Company shall not be granted any cure period whatsoever pertaining to requests or orders submitted or given, as the case may be, by the Company or with its consent, or in case an order for stay of proceedings is issued against the Company.

9.1.7
If a foreclosure shall be imposed on a Material Asset (except for assets that the finance received for them is project financing and the foreclosure imposed on them was imposed by the financing body or by anyone on its behalf), or if any action shall be performed of execution against any such Material Asset; and the foreclosure was not removed, or the action was not cancelled, respectively, within 45 days after they were imposed or performed, respectively.

Notwithstanding the aforesaid, the Company shall not be given any cure period with respect to motions filed or given, respectively, by the Company or with its consent.

9.1.8
If the Company shall cease to continue to operate and/or manage its business, as these are at the time of this Deed of Trust, and/or it shall notify of its intent to cease from continuing to operate its business as it is at the time of this Deed of Trust, and/or to manage its business. It is clarified that as long as the majority of the Company’s business is in the field of energy and infrastructure, the Company shall be considered as continuing to manage its business.

9.1.9
If the rating of the Debentures (Series B) has decreased below ilBBB minus (or an equivalent rating by another rating company, insofar as it shall come in place of the company that rates the Debentures (Series B) at the signature date of this Deed of Trust.

9.1.10
If the Company shall adopt a decision to liquidate (except for liquidation as a result of a change of structure or merger with another company as mentioned in clause 9.2.19 of this Deed) or if a final permanent liquidation order shall be given with respect to the Company by court or a permanent liquidator shall be appointed to it.

9.1.11
If a temporary liquidation order shall be given by the court, or a temporary liquidator shall be appointed for the Company, or if any judicial decision of a similar nature shall be granted, and the appointment, the order or the decision as mentioned were not dismissed or cancelled within forty five (45) days after the day on which they were given or from the date the decision was granted, respectively.

Notwithstanding the aforesaid, the Company shall not be given any cure period with respect to motions or orders that were filed or given, respectively, by the Company or with its consent.

9.1.12	If the Company ceased or notified of its intention to cease conducting its business as this shall be from time to time, and if the Company stopped or notified of its intention to stop its payments.

9.1.13
If the Company is requested to pay by immediate repayment (not in its initiative) a Material Debt of the Company, provided that a request as stated is not revoked within 14 Business Days from the day on which the Material Debt was declared immediately payable, or another series of debentures issued by the Company.

9.1.14	The Debentures have ceased to be rated and this is for a period exceeding 60 consecutive days, due to reasons and/or circumstances that are in the Company’s control.

9.1.15
Not fulfilling one or more of the financial standards in Appendix 6.2 of this Deed of Trust at the end of the Examination Period (as defined in Appendix 6.2 of the Deed of Trust), provided that the Company was not given an extension to cure as mentioned in clause 28 of the Deed of Trust or in clause 18.1.1 of the Deed of Trust (in this clause: the “Cure Period”) or, a waiver was not given to the Company for the breach as mentioned in clause 28 of the Deed of Trust.

9.1.16	If the Company shall perform a distribution (as it is defined in the Companies Law), which does not meet any of the provisions pertaining to a distribution as stated in Appendix 6.2 of the Deed.

9.1.17	There is a real concern that the Company shall not meet its material undertakings towards the Debenture Holders.

9.1.18
If the Company shall breach the terms of the Debentures or the Deed of Trust by a fundamental breach or if it will not perform any of its material undertakings within their framework, and the breach was not cured within 14 days after receiving a notice regarding the breach, during which the Company shall act to cure it or if a material representation of the representations of the Company in the Debentures or in the Deed of Trust is discovered to be incorrect and/or not complete, and in the event that this is a breach that can be cured – the breach was not cured within 14 days after receiving a notice regarding the breach, during which the Company shall act to cure it.

9.1.19
If the Company is liquidated or deregistered, for any reason whatsoever, including a deregistration or liquidation for the purpose of merger or in the framework of a share replacement transaction, apart from a merger where the surviving company has taken upon itself all of the Company’s undertakings towards the Holders of Debentures (Series B) as stated in clause 9.1.20 of the Deed.

9.1.20
If a Merger was performed without receiving a prior approval of the Holders of the Debentures (Series B) by regular resolution, unless the surviving company declared, towards the Holders of the Debenture (Series B), including via the Trustee, at least ten (10) Business Days before the merger date that the surviving company has taken upon itself all of the undertakings towards Holders of Debentures and that there is no reasonable concern that as a result of such merger the surviving company would not be able to fulfill its undertakings towards the Holders of the Debentures (Series B).

9.1.21	If the Company breached its undertaking not to create floating charges as set forth in clause 7.4 of this Deed.

9.1.22	If a sale was made of most of the Company’s assets. If a sale was made of most of the Company’s assets as set forth in this clause, the Company shall submit an Immediate Report of this.

For this matter, “most of the Company assets” – as this term is defined hereinafter.

9.1.23
If the Stock Exchange suspended the trade of the Debentures (Series B), except for a suspension due to a cause of the creation of vagueness, as this cause is defined in the fourth part of the Stock Exchange bylaws, and the suspension was not cancelled within forty-five (45) Trading Days.

9.1.24
In the event the Company shall perform an expansion of the Debenture series (Series B) in a manner which does not meet the Company’s undertakings with regards to a series expansion in accordance with clause 5  of this Deed.

9.1.25
In case of transferring the control of the Company, unless the transfer of control of the Company was approved at the General Meeting of Holders of Debentures (Series B), in advance, by a regular resolution.

“Transfer of Control” for the purpose of this clause – any transactions, as a result of which, none of the Messrs.  Shlomo Nehama, Ran Fridrich and Hemi Raphael, directly or indirectly, shall be a holder of controlling interest in the Company.

For the matter of this clause, “Control” – as the term is defined in the Securities Law.

For the purpose of this clause, “Transaction” – a transaction in which framework the holdings of Messrs. Shlomo Nehama, Ran Fridrich and Hemi Raphael (hereinafter: “the Current Holders of Controlling Interests”) in the Company, directly or indirectly (via companies in their ownership and their control), shall be transferred, including a transaction as stated, after which one (or both) of the following shall not occur:

a.
The Current Holders of Controlling Interests, jointly or separately, directly or via corporations in their ownership and their control, shall hold more than 30% of the rights in the share capital and voting rights in the Company;

b.
Inasmuch as the Current Holders of Controlling Interests (jointly or separately) shall be the holders of controlling interests in the Company along with others (hereinafter: “the New Control Group”), the Current Holders of Controlling Interests (jointly or separately), directly or via corporations in their ownership and their control, shall hold more than half of the rights in the share capital and voting rights in the Company which are held by the New Control Group.

But, for the avoidance of doubt, apart from a transaction as stated which is the result of a change in legislation and/or regulatory requirement and/or inheritance, when for the matter of changes in legislation and regulation – provided that the Company acts to the best of its efforts to avoid a result as stated. If the conditions set forth above in this clause are fulfilled in the aggregate, the Company shall submit an Immediate Report of this.

9.1.26
If the Company shall stop being a reporting corporation, as this term is defined in the Securities Law, or a corporation traded in a stock exchange outside of Israel, as set forth in the Second or Third Addition to the Securities Law.

9.1.27	If the Company shall invest in projects which are not located in Europe, Israel, North America or other countries, provided that those countries are in an investment rating.

9.1.28
If a “going concern notice” is registered in the Company’s consolidated financial statements, and the basis for including the notice was not amended in the Company’s consolidated financial results for the following quarter.

For the avoidance of doubt, it is clarified that the right to declare the Debentures immediately repayable as mentioned above and/or declaring the Debentures immediately repayable and/or for realizing pledges cannot derogate from or injure any other or additional remedy that the Debenture Holders (Series B) have or that the Trustee has according to the terms of the Debentures and the provisions of this Deed or according to the law, and failure to declare the debt immediately repayable upon the occurrence of any of the cases set forth in clause 9.1 of the Deed, shall not constitute any waiver whatsoever of the rights of the Holders of Debentures or the Trustee as stated.

In this clause:

“Material Asset” means: an asset or several assets whose aggregate book value exceeds 45% of the total consolidated assets of the Company according to its last consolidated financial statements or its last consolidated financial results that were published.

“Financial Statement” means: the consolidated financial statements or consolidated financial results of the Company that were published before the time of the event.

“Material Debt” means: a debt of 40 million NIS. It is clarified that a debt for which fixed charges were placed for securing it or a non- recourse debt, namely a debt with no right of recourse to the Company shall not be considered as a Debt.

“Merger” means a merger as the term is defined in the Companies Law, including in accordance with the provision of the Ninth Part of the Companies Law, apart from a merger between companies in the control of the Company (namely, for the purpose of this definition, companies in which the Company holds, directly or indirectly, more than 50%) when in this case there shall be no requirement for a declaration by the Company or the surviving company as stated above, or a prior approval of the Holders of Debentures as stated above.

“Most of the Company Assets” means an asset or a number or assets owned by the Company or owned by the consolidated companies, with an aggregate book value of more than 50% of the consolidated Company assets, according to its last consolidated financial statements or its last consolidated financial results published.

9.2.	Upon the occurrence of the events set forth in clause 9.1 of the Deed and in accordance with the provisions included therein and its sub-clauses:

9.2.1
The Trustee and any of the Debenture Holders (Series B) may declare the sum that is due to the Debenture Holders according to the terms of the Debentures immediately payable, or to realize collaterals (insofar as any have been given); it shall be clarified that a decision as stated by a Holder of the Debenture is subject to adopting a resolution in the Meeting of Holders of Debentures, as set forth in clause 9.2.4 hereinafter.

9.2.2
Upon the occurrence of any of the events in clause 9.1 above the Trustee, before he uses his authority to declare immediate repayment or to realize the Collaterals, insofar as they were given), shall be obligated to convene a Meeting of the Debenture Holders, on the agenda of which shall be a resolution regarding the declaration of immediate repayment of all unpaid balance of the Debentures (Series B) and/or realizing collaterals inasmuch as they have been given, due to the occurrence of any of the events set forth in clause 9.1 of the Deed, and receive its instructions.

The time of convening a Meeting as stated shall be at the end of 21 days from the day on which it was summoned (or a shorter period of time in accordance with the provisions of clause 9.2.6 hereinafter).

9.2.3
If a reasonable period was determined in clause 9.1 above or in a resolution of a Holders’ meeting, as the case may be, with respect to a certain clause, in which the Company is entitled to perform an action or to adopt a decision which as a result the cause for declaring immediate repayment or realization of the Collaterals, insofar as created, is dropped, the Trustees or the Debenture Holders are entitled to declare the Debentures immediately payable and/or to realize collaterals according to these clauses only if the period that was determined as mentioned has passed and the cause was not dropped; however, the Trustee is entitled to shorten the period that was determined as mentioned if it thought that it will materially harm the rights of the Debenture Holders.

9.2.4
The resolution of the Debenture Holders to declare the Debenture immediately payable and/or to realize the Collaterals, insofar as created, shall be adopted in a Meeting of the Debenture Holders in which Holders of at least fifty percent (50%) of the balance of the nominal value of the Debentures (Series B) were present, by a majority of the Debenture Holders of the balance of the nominal value of the Debentures that is represented or by such a majority in a deferred Debenture Holders Meeting in which the Holders of at least twenty percent (20%) of the aforementioned  balance were present.

9.2.5
In case, until the time of convening the Meeting, any of the events set forth in clause 9.1 of the Deed has not been revoked or removed, and a resolution in the Debenture Holders’ Meeting was adopted as stated in clause 9.2.4 of the Deed, the Trustee shall be obligated, within a reasonable period of time and as soon as possible, to declare immediately repayable all unpaid balance of the Debentures (Series B) and/or to realize collaterals, inasmuch as any have been given.

9.2.6
Despite the stated in this clause 9.2, the Trustee or the Holders shall not declare the Debentures immediately repayable and shall not realize collaterals (inasmuch as any have been given), unless it is after they have given the Company a written notice, 15 days in advance before declaring the Debentures (Series B) for immediate repayment or realizing collaterals (hereinafter: “the Notice Period”), regarding their intention to do so; the Trustee is entitled, at its discretion, to shorten the 21 day period stated in clause 9.2.2 of the Deed and/or to not give any notice as stated in this clause, in case the Trustee is of the opinion that deferring the convening of the Meeting jeopardizes the rights of the Debenture Holders or if there is reasonable concern that giving the notice shall damage the possibility of declaring the Debentures for immediate repayment and/or realizing collaterals (inasmuch as any have been given).

9.2.7
The sending of a notice to the Company of the declaration of immediate repayment of the Debentures and/or realizing collaterals, inasmuch as any have been given, can be done also by way of publishing a notice of the decision of the Meeting or the decision of the Trustee in accordance with the provisions of clause 27 hereafter and it shall constitute a declaration of the Debentures immediately payable.

9.2.8	In the event that the Debentures were declared immediately payable according to the provisions of clause 9, the Company undertakes:

9.2.8.1
To pay the Debenture Holders and the Trustee any sums due to them and/or that shall be due to them according to the terms of the Deed of Trust, whether the date of the obligation has arrived or not (‘acceleration’), and this is within 7 days after the notice date as mentioned in clause 9.2.6 above; and

9.2.8.2
To deliver to the Trustee, as per its reasonable request, any affidavit or declarations and/or to sign any document and/or to perform and/or to cause the performance of the actions necessary and/or required in accordance with any law for giving effect to the exercise of authorities, the powers and the permissions of the Trustee and/or his attorneys that are required in order to enforce upon the Company its undertaking as mentioned in the Deed of Trust and for realizing the collaterals, inasmuch as any have been given.

9.2.9
For the purposes of this clause 9 – a written notice to the Company signed by the Trustee that confirms that the action required by it in the framework of its powers, is a reasonable action, shall constitute prima facie evidence of this.

9.2.10
The Trustee shall notify the Debenture Holders regarding the occurrence of an event which constitutes a cause for immediate repayment, immediately after actually becoming informed of it. A notice as stated shall be published in accordance with the provisions of clause 27 hereinafter.

9.2.11
The stated in this clause does not harm or condition the rights of the Trustee or the Holders of Debentures (Series B) in accordance with the provisions of Article 35I1 of the Securities Law or in accordance with the provisions of the law.

9.2.12
Despite the stated in this clause 9.2, in case the Company requests the Trustee in writing to appoint an urgent representing body, it is mandatory to act in accordance with the provisions set forth in clause 18 of the Deed of Trust.

9.3.
After declaring the Debentures immediately payable in accordance with the provisions of clause 9.1 of the Deed, the Trustee and/or the Debenture Holders shall be entitled to immediately take all steps that they shall see fit. Inter alia, the Trustee and/or the Debenture Holders shall be entitled to enforce and to realize the Collaterals, insofar as created, (in whole or in part) that were given to secure the Company’s undertakings to the Debenture Holders and to the Trustee according to this Deed. The Trustee shall be entitled to act in any manner that it shall see fit and effective, including in accordance with the relevant law in the relevant territory for each Collateral and within such actions it shall be entitled to appoint by itself and/or by the court, a trustee, receiver or manager on assets that were provided as Collateral, in whole or part of them and insofar as such assets were provided.

10.	Claims and Proceedings by the Trustee

10.1.
In addition to any provision in this Deed and as a right and independent authority, the Trustee is entitled, at its discretion, and will be obligated to do so by a resolution adopted in a Meeting of Debenture Holders by a regular majority, and without giving an additional notice to the Company, to take all of those proceedings, including legal proceedings and motions to receive instructions as it shall see fit and subject to the provisions of any law, for enforcing the Company’s undertakings according to this Deed of Trust, realizing Collaterals, insofar as created, and/or rights of Debenture Holders and protecting their rights according to this Deed of Trust. The Trustee shall be entitled to initiate legal proceedings and/or others even if the Debentures were not declared immediately payable and all for realizing Collaterals, insofar as created, and/or for protecting rights of Debenture Holders and the Trustee and subject to any law. The Trustee is entitled, at its sole discretion and without the need for giving notice, to approach the competent court and submit a motion to receive instructions in any matter pursuant to and/or connected to this Deed of Trust also before the Debentures shall be declared immediately payable, including for giving any order regarding the trust matters. It shall be clarified, that the right to declare immediate repayment and/or realizing the collaterals, inasmuch as any have been given, shall only arise in accordance with the provisions of clause 9 of the Deed and not this clause 10.

10.2.
The Trustee shall be obligated to act as stated in clause 10.1 above if required to do so by a regular resolution adopted by the Debenture Holders’ Meeting, unless it has seen that under the circumstances it shall not be just and/or reasonable to do so, and it has approached the appropriate court in a request to receive instructions on the matter at the first reasonable opportunity.

10.3.
The Trustee is entitled, prior to taking any legal proceedings whatsoever, to convene a Debenture Holders’ Meeting so that it decides, in a regular resolution, which proceedings to take in order to realize their rights in accordance with this Deed. The Company waives any claim towards the Trustee and/or Debenture Holders, regarding damage which might be caused and/or which was caused to it due to summoning the Holders’ Meeting. In addition, the Trustee shall be entitled to re-convene Debenture Holders’ Meetings for the purpose of receiving instructions pertaining to conducting the proceedings as stated. The Trustee’s action shall be performed in such cases without delay and at the first reasonable opportunity. For the avoidance of doubt it shall be clarified that the Trustee is not entitled to delay the performance of declaring for immediate repayment and/or realizing collaterals, inasmuch as any have been given, which the Debenture Holders’ Meeting has decided in accordance with clause 9 of the Deed, unless the event for which the resolution was adopted to declare immediate repayment was revoked or removed. It is clarified, that despite the stated in the Deed clause above, the Trustee shall file a request for the liquidation of the Company only after a regular resolution was adopted on the matter in a Debenture Holders’ Meeting.

10.4.
Subject to the provisions of this Deed of Trust, the Trustee is entitled but not required to convene at any time a general Meeting of the Debenture Holders in order to discuss and/or to receive its instructions in any matter regarding this Deed. For the avoidance of doubt it shall be clarified, that the Trustee is not entitled to delay the performance of declaring for immediate repayment which the Debenture Holders’ Meeting has decided in accordance with clause 9.1 of the Deed, other than if the event for which the resolution was made to declare immediate repayment was revoked or removed.

10.5.
At any time the Trustee shall be required, in accordance with the terms of this Deed, to perform any action whatsoever, including initiating proceedings or filing claims at the request of the Debenture Holders as stated in this clause, the Trustee is entitled to avoid taking any action as stated until instructions are received from the Debenture Holders Meeting and/or instructions from the court which the Trustee has approached, at its discretion, in a request for instructions in case it believed that instructions as stated are required. For the avoidance of doubt it shall be clarified, that the Trustee is not entitled to delay declaring the Debentures immediately payable or realizing collaterals which have been given (if any have been given) which the Debenture Holders Meeting decided according to clause 9 of the Deed, unless the event for which the resolution for immediate repayment was made has been revoked or removed.

11.	Order of Priority of Creditors; Dividing the Intakes

Any intake which shall be received by the Trustee, except for its fees and the payment of any debt towards it, in any manner, including but not only as a result of declaring the Debentures immediately payable and/or as a result of proceedings that it shall institute, if it shall institute proceedings, inter alia, against the Company, shall be held by it in trust and shall serve for the purposes according to the order of priority of creditors as follows:

First – for the payment of any debt for the fees of the Trustee and its reasonable expenses; second – for the payment of any other debt according to undertakings to indemnify (as this term is defined in clause 26 hereafter); third – for paying the Debenture Holders who paid payments according to clause 26 hereafter; fourth – for paying Debenture Holders late payment interest for delays in paying the interest and/or the Principal that are due to them according to the terms of the Debentures and subject to the provisions of linkage of the Debentures, pari passu and in a proportionate manner to the sum of the interest and/or the Principal that is delayed that is due to each of them without preference or right of priority regarding any of them; fifth – for paying sums of the Principal and interest to the Debenture Holders that are due to them according to the Debentures held by them pari passu and subject to the linkage terms of the Debentures, the payment date of which has not yet arrived and in a proportionate manner to the sums due to them, without any preference with respect to priority in time of issuing the Debentures by the Company or in any other manner; and sixth – the surplus, if such shall exist, the Trustee shall pay the Company or to its substitutes, as the case may be.

Withholding tax shall be deducted from the payments to the Debenture Holders, insofar as there is a duty to deduct it according to any law.

12.	Authority to Demand Finance

The Debenture Holders Meeting is entitled to determine in a resolution in a special majority that the Company shall transfer to the Trustee a sum (or part of it) that is designed for a certain payment on account of the Principal and/or certain payment of interest for the Debentures for the finance required for matters that were determined in the Meeting as mentioned (the “Finance Sum”), and provided that such resolution was adopted before the record date determining the entitlement of the Debenture Holders to receive the Principal or interest as mentioned.

If a resolution of the Meeting was adopted as mentioned above, the following provisions shall apply, unless the Company shall transfer to the Trustee, before the record date as mentioned above, a sum equal to the Finance Sum and this not out of the specific payment as mentioned above:

12.1.	The Company shall transfer to the Trustee the Finance Sum at the time determined in this Deed for paying the Principal or the interest as mentioned above.

12.2.
The amount of the certain payment as mentioned above (Principal or interest) shall be reduced by deducting the Finance Sum, and in the event of an interest payment, the rate of the specific payment shall also be reduced respectively.

12.3.
Insofar as the Company has a duty according to law or according to the Deed of Trust to pay the costs and fees for which the Finance Sum was deposited, the Finance Sum (in addition to linkage and interest that apply to the Debentures according to this Deed of Trust, from the record date for the specific payment as mentioned above and until its actual payment) shall be paid at the next date scheduled in this Deed of Trust for payment on account of the Principal and/or the interest (or at another time as shall be determined in a resolution of the Meeting as mentioned above) and it shall be added to the next payment as mentioned as an integral part of it.

12.4.	The transfer of the Finance Sum to the Trustee cannot constitute an admission of the Company regarding its liability in financing the costs and fees for which the Finance Sum was deposited.

12.5.
The Company shall publish an Immediate Report before the record date regarding the changes in the terms of this Deed of Trust regarding payments on account of the Principal and/or interest that arise from the aforesaid.

The aforesaid does not release the Company from its liability to pay costs and fees as mentioned where it is liable to pay them according to this Deed and/or according to the law.

13.	Authority to Delay the Division of Funds

13.1.
Notwithstanding the provisions in clause 11 above, and until the earliest of the dates set forth hereafter, if the sum which shall be received as a result of instituting such proceedings mentioned above and which shall be available at any time for distribution to the Debenture Holders as mentioned in that clause, shall be less than 1 million NIS at the record date for distribution  the Trustee shall not be required to distribute it and it shall be entitled to invest this sum, in whole or in part, in accordance with the provisions of clause 16 hereafter.

13.2.
When these investments mentioned above reach, if they shall reach, with their profits, together with other funds that shall reach the Trustee for the purpose of paying them to the Debenture Holders, a sum that will be sufficient in order to pay at least 1 million ILS, the Trustee shall be required to use the mentioned sums according to the order of priorities in clause 11 above and to distribute this sum at the earliest time of the payment of the Principal or the interest. In case, until the earlier of: the closest time for paying the interest and/or principal, or a reasonable time after receiving the aforementioned funds, the Trustee shall not have a sufficient amount to pay at least 1 million ILS, the Trustee shall distribute the funds in his possession to the Debenture Holders, and in any case no later than once every three months. Despite the foregoing, Debenture Holders could, in a regular resolution, bind the Trustee to pay them the amounts accumulated by it, even if they have not reached a total of 1 million ILS. Notwithstanding the aforesaid, the fees to the Trustee and its expenses shall be paid out of these funds immediately upon their arrival to the Trustee and even if they are lower than the sum set forth in clause 13.1 of the Deed.

14.	Notice of Distribution and Deposit with the Trustee

14.1.
The Trustee shall notify the Debenture Holders of the date and place on which any payment shall be made out of the payments mentioned in clauses 11 and 12 of the Deed, and this is by advance notice of 14 days that shall be given in the manner set forth in clause 27 hereafter.

14.2.
After the record date for entitlement for payment that was determined in the Trustee’s notice as mentioned, the Debenture Holders shall be entitled to interest for them according to the interest rate set forth in the Debentures, only on the unpaid balance of the Principal sum (if such shall exist) after deducting the sum that was paid or that was offered to them for payment as mentioned in this notice.

14.3.	The funds distributed as stated in this clause 14 shall be considered as payment on account of the repayment.

15.	Avoidance from Payment for a Reason that is not Dependent on the Company; Deposit with the Trustee

15.1.
Any sum that is due to a Debenture Holder and that was not actually paid on the record date for its payment, for a reason that is not dependent on the Company, while the Company was willing to pay it, shall cease to bear interest and linkage differentials from the time that was determined, for its payment and the Debenture Holder shall be entitled, only to those amounts to which he was entitled at the time set for repayment or payment on account of the principal, interest and linkage differentials, should there be any.

15.2.
The Company shall deposit with the Trustee, no later than 15 Business Days after the time that was scheduled for that payment, the payment sum which was not paid on time as stated in clause 15.1 of the Deed and shall notify the Debenture Holders in an immediate report regarding a deposit as mentioned, and the aforementioned deposit shall be considered as paying that payment, and in the event of payment of everything due for that Debenture, also as the redemption of the Debenture.

15.3.
The Trustee shall deposit in bank accounts in its name and to its order in trust for the Debenture Holders, the funds that shall be transferred to it as mentioned in sub- clause 15.2 of the Deed, and shall invest them in investments in accordance with the provisions of clause 16 of the Deed. If the Trustee did so, it shall not owe to those entitled to those sums, other than the consideration received from realizing the investments, after deducting its fees and expenses, reasonable expenses related to that investment and to managing the trust accounts, reasonable commissions and mandatory payments applying to the trust account. Out of the funds as stated, the Trustee shall transfer amounts to the Debenture Holders entitled thereto, as soon as possible after the Trustee is provided with reasonable proof and approvals regarding their right to such amounts, and with the deduction of its reasonable expenses, commissions, mandatory payments and its fees.

15.4.	Deleted.

15.5.
The Trustee shall hold the funds that shall be deposited as mentioned in clause 15.3 above and shall invest them in the aforementioned manner, until the end of two years after the final payment of the Debentures or by the date of payment of the funds to the Debenture Holders, whichever is earlier. After this time, the Trustee shall transfer to the Company the sums out of these funds, which have remained with him (including profits that have accrued from their investment) after deducting its fees, expenses and other costs that were expended in accordance with the provisions of this Deed (such as fees of service providers etc.).

Upon the transfer of the funds from the Trustee to the Company, to the Trustee’s satisfaction, the Trustee shall be exempt from payment of such sums to the entitled Debenture Holders.

15.6.
The Company shall confirm to the Trustee in writing the fact that these funds have been received in trust for these Debenture Holders, and it shall indemnify the Trustee for any claim and/or cost and/or damage of any type and kind that shall be incurred by it as a result and for transferring the sums as mentioned, unless the Trustee has acted negligently (apart from negligence which is exempt by law as shall be from time to time), in bad faith or deceivingly.

15.7.
The Company shall hold these funds in a trust account for the Debenture Holders that are entitled to these sums for an additional year after they are transferred to the Company from the Trustee. Funds that have not been demanded by the Debenture Holders from the Company at the end of two years after the final payment date of the Debentures shall serve the Company for any purpose. The aforesaid shall not derogate from the Company’s duty towards the Debenture Holders to pay the funds to which they are entitled as mentioned.

15A.	Receipt from the Debenture Holders and the Trustee

15A(1)
A receipt from the Trustee regarding the depositing of the principal funds, interest and linkage differentials with it in favor of the Debenture Holders shall release the Company completely with regards to the very making of the payment of the amounts stated in the receipt.

15A(2)
A receipt from a Debenture Holder regarding the principal funds, interest and linkage differentials paid to him by the Trustee for the Debenture shall release the Trustee and the Company completely with regards to the very making of the payment of the amounts stated in the receipt.

15A(3)	Funds distributed as stated in clause 15 above shall be considered as payment on account of the repayment of the Debentures.

15B.	Presenting Debentures to the Trustee and Registration pertaining to Partial Payment

15B(1)
The Trustee shall be entitled to request a Debenture Holder to present to the Trustee, upon paying any interest whatsoever or a partial payment of the amount of the principal, interest and linkage differentials, should there be any, in accordance with the provisions of clauses 13-15A above, the Debenture certificates for which the payments are made, and the Debenture Holder shall be required to present the Debenture certificate as stated, provided that it does not bind the Debenture Holders to any payment and/or expense and/or impose on the Debenture Holders any responsibility and/or liability.

15B(2)	The Trustee shall be entitled to register a comment on the Debenture certificates regarding the amounts paid as stated above, as well as their payment date.

15B(3)
The Trustee shall be entitled, in any special case, at its discretion, to waive the presentation of the Debenture certificates after the Debenture Holder has given it a letter of indemnification and/or sufficient guarantee to its satisfaction for damages which might be caused due to failure to register the comment as stated, all as it shall see fit.

15B(4)	Despite the foregoing, the Trustee shall be entitled, at its discretion, to hold records in another manner regarding partial payments as stated.

16.	Reserved

17.	Investment of Funds

All funds which the Trustee is entitled to invest in accordance with this Deed, shall be invested by it, in a banking corporation in Israel which was rated by a rating company at a rating that is no less than AA- of Standard & Poor’s Maalot Ltd. or an equivalent rating, in its name or payable to it, at its discretion, in Israeli government debentures or daily banking deposits as it shall see fit, all subject to the terms of this Deed of Trust and the provisions of any law, and provided that any investment in securities shall be in securities rated by a rating company at a rating that is no less than AA by Standard & Poor’s Maalot Ltd. or an equivalent rating. It shall be clarified, that apart from Israeli government debentures or banking deposits as set forth in this clause, the Trustee shall not perform an investment in other securities. If the Trustee has done so, it shall not owe to the persons eligible for those amounts anything other than the consideration received from realizing the investment, with the deduction of its fees and expenses, commissions and expenses related to the stated investment and the management of the trust accounts, commissions and with the deduction of the mandatory payments applying to the trust account, and with regards to the remaining funds the Trustee shall act in accordance with the provisions of this Deed, as the case may be.

18.	Urgent Representing Body for the Debenture Holders

18.1.	Appointment; term of office:

18.1.1
The Trustee shall be entitled, or as per the Company’s written request it shall be obligated, to appoint and convene an urgent representing body amongst the Debenture Holders, as shall be set forth hereinafter (hereinafter: “the Urgent Representing Body”), in case a cause exists for declaring the Debentures for immediate repayment due to the Company’s failure to meet financial standards, as set forth in clause 9.1.15 of the Deed.

18.1.2
The Trustee shall appoint to the Urgent Representing the three (3) Debenture Holders, who, to the best of the Trustee’s knowledge, hold the highest nominal value out of all Debenture Holders, and who shall declare that with regards to them, all conditions set forth hereinafter are fulfilled (hereinafter: “the Urgent Representing Body Members”). In case any of those could not hold office as an Urgent Representing Body Member as stated, the Trustee shall appoint in his place, the Debenture Holder who holds the next highest nominal value, regarding whom all conditions set forth hereinafter are fulfilled. The conditions are as follows:

18.1.2.1
The Debenture Holder is not in any material conflict of interests due to the existence of any additional material matter that contradicts a matter that arises from serving on the Urgent Representing Body and from holding the Debentures. For the avoidance of doubt it is clarified, that a Holder who is an Affiliated Holder shall be considered to have a material conflict of interests as stated and shall not serve on the Urgent Representing Body.

18.1.2.2
During that calendar year, the Debenture Holder does not hold office in similar representing bodies of other debentures, which aggregate book value exceeds the rate out of the asset portfolio managed by him, which was set as the maximal rate enabling to hold office in an Urgent Representing Body in accordance with the instructions of the Antitrust Commissioner pertaining to the establishment of an Urgent Representing Body.

18.1.3
If, during the office of the Urgent Representing Body, one of the circumstances listed in clauses 18.1.2.1 to 18.1.2.2 above has ceased occurring, his office shall expire, and the Trustee shall appoint another member in his place out of the Debenture Holders as stated in sub-clause 18.1.2 above.

18.1.4
Prior to appointment the Urgent Representing Body Members, the Trustee shall receive from the candidates to hold office as Members of the Urgent Representing Body, a declaration regarding the existence or absence of material conflicts of interest as stated in clause 18.1.2.1 above and with regards to holding office in additional representing bodies as stated in clause 18.1.2.2 above. In addition, the Trustee shall be entitled to request a declaration as stated by Members of the Urgent Representing Body at any time during the office of the Urgent Representing Body. A Holder who shall fail to provide a declaration as stated shall be considered as having a material conflict of interests or a hindrance from holding office, pursuant to the instructions of the Antitrust Commissioner as stated above, as the case may be. With regards to a declaration regarding a conflict of interests, the Trustee shall inspect the existence of the conflicting matters, and if necessary shall decide whether the conflict of interests disqualifies that Holder from holding office in the Urgent Representing Body. It is clarified, that the Trustee shall rely on the declarations as stated and shall not be required to hold an additional inspection or independent investigation. The Trustee’s decision on these matters shall be final.

18.1.5
The Urgent Representing Body’s term shall end when the Company publishes the decisions of the Urgent Representing Body pertaining to giving an extension to the Company for the purpose of its meeting the terms of the Deed of Trust as set forth in clause 18.5 hereinafter.

18.2.	Authority

18.2.1.
The Urgent Representing Body shall have the authority to grant a one-time extension to the Company regarding the dates for meeting the financial standards set forth in the Deed of Trust in a way that the cause for immediate repayment in clause 9.1.15 of the Deed is removed for the duration of the extension term, inasmuch as it was given, for the earlier of a period of up to 90 days or up to the time of publishing the closest financial statements or the closest financial results. It shall be clarified, that the period of time until appointing the Urgent Representing Body shall be taken into account in the framework of the aforementioned extensions, and it shall not constitute a cause for granting the Company any additional extension beyond the stated above. It shall be further clarified, that the actions of the Urgent Representing Body and the cooperation between its Members, shall be limited to discussing the option of granting an extension as stated, and no other information shall be passed between the Members of the Representing Body, which does not pertain to granting an extension as stated.

18.2.2.
If an Urgent Representing Body has not been appointed in accordance with the provisions of this addendum, or if the Representing Body has decided not to grant the Company an extension as stated in clause 18.2.1 above, the Trustee shall act in accordance with the provisions of clause 9 of the Deed of Trust.

18.3.	The Company’s undertakings with regards to the Representing Body

18.3.1.
The Company undertakes to provide the Trustee with all of the information in its possession or which it is able to obtain pertaining to the identity of the Debenture Holders and the scope of their holdings. In addition, the Trustee shall act to receive the stated information in accordance with the authorities granted to it by law.

18.3.2.
In addition, the Company undertakes to act in full cooperation with the Urgent Representing Body and the Trustee inasmuch as it is required for the purpose of performing the examinations required by them and forming the decision of the Urgent Representing Body, and to provide the Urgent Representing Body with all data and documents which it shall require with regards to the Company, subject to the limitations of the law and signing a confidentiality undertaking as set forth in clause 19.2. Without derogation from the generality of the foregoing, and subject to signing a letter of confidentiality as stated, the Company shall provide the Urgent Representing Body with the relevant information for the purpose of forming its decision, which shall not include any misleading detail and shall not be lacking. The transfer of information to the Debenture Holders and the Urgent Representing Body in accordance with the provisions of this clause, at the reasonable discretion of the Trustee under the circumstances, shall not be considered as breaching the duty of confidentiality.

18.3.3.
The Company shall bear the costs of the Urgent Representing Body, including costs of hiring consultants and experts by the Urgent Representing Body or on its behalf, and the provisions of clause 22 of the Deed of Trust shall apply to this matter, mutatis mutandis.

18.4.	Liability

18.4.1.
The Urgent Representing Body shall act and decide on matters given to it, at its absolute discretion and shall not be responsible, whether itself or any of its Members, their officers, employees or consultants, and the Company and the Debenture Holders hereby exempt them with regards to any arguments, demands and claims against them for using or avoiding to use powers, authorities or discretion granted to them in accordance with the Deed of Trust and with regards thereto, or any other action which they have performed in accordance therewith, unless they have acted that way maliciously and/or in bad faith.

18.4.2.	The indemnification provisions set forth in clause 26 of this Deed shall apply to the actions of the Members of the Urgent Representing Body, as if they were the Trustee.

18.5.
The Company shall publish an Immediate Report regarding the appointment of the Urgent Representing Body, the identity of its members and its authorities and shall publish an additional Immediate Report regarding the decisions of the Urgent Representing Body as stated.

19.	Confidentiality

19.1.
Subject to the provisions of any law and the stated in this Deed of Trust, the Trustee undertakes, by signing this Deed, to keep confidential any information that was given to it from the Company and/or a company affiliated with the Trustee and/or anyone on their behalf (“the Information”), not to disclose it to another and not to make any use of it, unless its disclosure or the use of it is required for fulfilling its duties according to the Law, according to the Deed of Trust, or according to a court order or according to the instructions of a legally authorized authority, provided that disclosing information as stated shall be limited to the minimal extent and scope required in order to meet the requirements of the law and that the Trustee pre-coordinates with the Company, inasmuch as it is possible and permitted, the content and timing of the disclosure, in order to give the Company reasonable leave to approach the courts in order to prevent the transfer of information as stated.

19.2.
Transferring information to the Debenture Holders, including by publishing it publicly, for the purpose of adopting a resolution regarding their rights according to the Debenture or for providing a report of the Company’s state does not constitute a breach of the confidentiality undertaking as mentioned above, and in any case only the necessary information for adopting such resolution will be provided, to the extent provided. The transfer of information a stated to the Trustee’s authorized representatives and/or professional consultants and/or agents shall be done subject to their signing of a confidentiality undertaking and lack of conflict of interests in the form attached as Appendix 19.2 to this Deed.

19.3.
This confidentiality undertaking shall not apply to any part of the information, that is in the public domain (except for information that became public domain due to a breach of this confidentiality undertaking) or that was received by the Trustee not from the Company – starting from the date its receipt.

19.4.
All the conversations and discussions in the parts of the Meetings that are conducted without the Company or in the Meetings conducted without the Company, insofar as the absence of the Company is required by the Trustee, are confidential, and the Company and/or anyone on its behalf including any Office Holder in it shall not require the disclosure of this information.

20.	Other Agreements

Subject to the provisions of the Law and the restrictions imposed on the Trustee in the Law the fulfillment of the Trustee’s duties according to this Deed of Trust, or its status as Trustee, shall not prevent it from entering into different contracts with the Company or from performing transactions with it in the ordinary course of its business.

21.	Reporting by the Trustee

21.1.
The Trustee shall make each year, at the time determined for this in the Law and in absence of a scheduled time until the end of the second quarter in each calendar year, an annual report of the trust matters (the “Annual Report”) and it shall submit it to the Securities Authority and to the Stock Exchange.

21.2.
The Annual Report shall include details that shall be determined from time to time in the Law. Submitting the Annual Report to the Securities Authority and to the Stock Exchange, is as furnishing the Annual Report to the Company and to the Debenture Holders.

21.3.
The Trustee must submit a report regarding the actions that it performed according to the provisions of chapter E.1 of the Law, according to a reasonable demand of the Debenture Holders that hold at least ten percent (10%) of the balance of the nominal value of the Debentures of that series, within a reasonable time of the demand, all subject to the confidentiality obligation of the Trustee towards the Company as set forth in Section 35J(d) of the Law.

21.4.	The Trustee shall update the Company before a report according to Section 35H1 of the Law.

22.	Fees and Covering the Trustee’s Expenses

22.1.
The Trustee shall be entitled to payments of its fees and expenses in connection with fulfilling its duties, in accordance with the provisions in Appendix 22 which is attached to this Deed of Trust. If a Trustee has been appointed in place of the Trustee whose term of service has ended according to Section 35B(a1) or Section 35N(d) of the Securities Law, the Holders of certificates of undertaking (Series B) shall pay the difference by which the Trustee’s fees who was appointed as mentioned exceed the fee that was paid to the Trustee in place of whom it was appointed if such difference is unreasonable and the provisions of the relevant law at the date of replacement shall apply.

22.2.
The Debenture Holders (Series B) shall participate in financing the Trustee’s fees and the refund of its expenses in accordance with the provisions of the indemnification clause in clause 26 of the Deed of Trust.

22.3.
At the request of those who hold more than 5% (five percent) of the remaining nominal value of the Debentures, the Trustee shall provide the Holders with data and details regarding his expenses pertaining to the trust which is the subject of this Deed of Trust.

23.	Deleted.

24.	Liability

24.1.	The liability of the Trustee shall be according to law.

24.2.	For the avoidance of doubt it is hereby clarified that:

24.2.1.	The Trustee has no duty to examine, and in actuality the Trustee has not examined, the financial state of the Company and this is not included among its duties.

24.2.2.
The Trustee did not make any financial, accounting or legal due diligence examination of the Company’s business state or of the companies held by the Company or by a person that holds the Company’s shares and this is not among its duties.

24.2.3.
The Trustee has not given its opinion expressly or impliedly regarding the Company’s ability to meet its undertakings towards the Debenture Holders, nor by the fact that it entered into this Deed of Trust, nor by its consent to serve as Trustee of the Debenture Holders.

24.2.4.	The Trustee’s signature on this Deed of Trust is not an opinion of it regarding the nature of the offered Debentures or that it is worthwhile investing in them.

24.3.
The Trustee shall not be required to notify any party of the signature of this Deed. The Trustee shall not get involved in any manner in the management of the Company’s business or its affairs and this is not included in its duties.

24.4.
Subject to the provisions of any law, the Trustee is not required to act in a manner that is not expressly set forth in this Deed of Trust, so that any information, including with respect to the Company and/or with respect to the Company’s ability to meet its undertakings to the Debenture Holders will be brought to its knowledge and this is not one of its duties.

24.5.
The Trustee is entitled to rely on the presumption as mentioned in clause 29 hereafter, and to rely on the correctness of the identity of a non registered Debenture Holder of the Debentures as this shall be given to the Trustee by a person whose name is registered as authorized by power of attorney, that a Nominee Company issued, insofar as the identity of the Debenture Holder was not registered in the power of attorney.

24.6.
The Trustee is entitled to rely within the framework of its trusteeship on any written document including, written instruction, notice, request, consent or approval, which appears to be signed or issued by any person or body, which the Trustee believes in good faith that it was signed or issued by him.

24.7.
It is clarified that the termination of the Trustee’s office does not detract from rights, claims or arguments which the Company and/or the Holders of Debentures (Series B) shall have towards the Trustee, inasmuch as there shall be any, which cause precedes the termination date of the Trustee’s office, and it does not release the Trustee of any liability by law.

25.	The Authority of the Trustee to Employ Agents

Subject to giving the Company advance notice, and provided that the Trustee does not believe it shall injure the rights of the Debenture Holders, the Trustee shall be entitled to appoint agent(s) that will act in its place, whether attorneys or others, in order to do or participate in the performance of special actions that must be performed with respect to the trust and to pay reasonable fees to any agent as stated, and without derogating from the generality of the aforesaid instituting legal proceedings or representing in the Company’s merger or split proceedings.

The Company shall be entitled to oppose an appointment as stated in case the agent is a competitor, whether directly or indirectly, with the Company’s business (including companies consolidated in its financial statements) and/or in case there is concern that the agent might be, directly or indirectly, in a state of conflict of interests between his appointment and his position as agent and his personal interests, his other positions or his affinity to the Company and to corporations in its control, provided that a notice regarding the Company’s objection as stated, which includes detailed reasons, has been given to the Trustee no later than seven (7) Business Days from the day on which the Trustee has given the Company a notice regarding its intention to appoint an agent as stated. It is clarified, that the appointment of an agent as stated shall not detract from the Trustee’s responsibility for its actions and its agents’ actions. In addition, the Trustee shall be entitled to pay, at the Company’s expense, the reasonable fee of any such agent, and the Company shall repay the Trustee upon its request any such expense, provided that prior to appointing an agent as stated, the Trustee shall notify the Company in writing regarding the appointment, in addition to details about the agent’s fees and the purpose of his appointment, and under the circumstances the cost of the agents’ fees does not exceed reasonable and acceptable limits. It is clarified, that publishing the results of a resolution by the Debenture Holders regarding the appointment of agents shall constitute giving notice as stated, provided that prior to an appointment as stated, the Trustee has given the Company all information and details as set forth above. For the avoidance of doubt, the Company shall not repay to the Trustee the agent’s fees or expenses if he has been present in Debenture Holders’ Meetings on behalf of the Trustee, or of an agent who has fulfilled the regular actions which the Trustee is required to perform pursuant to this Deed of Trust, whereas the performance of these actions is included in the fee which the Trustee receives from the Company in accordance with the provisions of clause 21 above. For the avoidance of doubt, in case of declaring the Debentures immediately repayable, the actions which the Trustee shall be required to take in this regard shall not be considered as regular actions which the Trustee must perform pursuant to this Deed of Trust for the purpose of this clause.

26.	Indemnification

26.1.
The Company and the Debenture Holders (at the relevant record date as mentioned in clause 26.5 of the Deed, each for its undertaking as mentioned in clause 26.3 of the Deed) hereby undertake to indemnify the Trustee, each Office Holder in it, its employees,  agents and experts that the Trustee shall appoint in accordance with the provisions of the Deed of Trust or according to a resolution adopted by a regular resolution of the Debenture Holders  (“Persons Entitled to Indemnification”), provided there is no double indemnification or compensation, as follows:

26.1.1.
For any reasonable expense, damage, payment or financial obligation, including according to a judgment or arbitration judgment (in respect to which a stay of execution was not granted) or according to a settlement which has ended (and the Company’s consent to the settlement has been given) the causes of which are connected to an act or omission that the Persons Entitled to Indemnification performed or which they must perform pursuant to the provisions of this Deed, and/or according to the law and/or an instruction by an authorized authority and/or according to the demand of Debenture Holders and/or according to the Company’s demand; and

26.1.2.
For wages due to the Persons Entitled to Indemnification and reasonable costs that they expended and/or that they are about to expend in respect to performing an act and/or with respect to using the authorities and powers according to this Deed or by law, including with respect to all kinds of legal proceedings, opinions of lawyers and other experts, negotiations, discussions, expenses, travel costs and other costs, and provided that they shall be reasonable, claims and demands regarding any matter and/or thing that were made and/or not made in any manner with respect to the aforesaid.

And all provided that one of the cases set forth in the sub-clauses (a) to (f) hereinafter does not occur:

(a)	The Persons Entitled to Indemnification shall not demand indemnification in advance in a matter that cannot be delayed;

(b)	A peremptory judicial decision has not determined that the Persons Entitled to Indemnification have acted in bad faith;

(c)
A peremptory judicial decision has not determined that the Persons Entitled to Indemnification acted not in the framework of the position, not in accordance with the provisions of the Deed and/or the provisions of the law;

(d)	A peremptory judicial decision has not determined that the Persons Entitled to Indemnification have been negligent (apart from negligence which is exempt by law as shall be from time to time);

(e)	A peremptory judicial decision has not determined that the Persons Entitled to Indemnification have acted maliciously;

(f)
The Persons Entitled to Indemnification have not notified the Company in writing, immediately upon finding out about the charge, and have not enabled the Company to manage the proceedings (apart from cases where these proceedings are managed by the insurance company of the Trustee or if the Company is in conflict of interests)

If is clarified that even in case it shall be claimed against the Persons Entitled to Indemnification that they are not entitled to indemnification due to the stated in sub-clauses (b)-(d) above, the Trustee alone (and not the other Persons Entitled to Indemnification, including its agents) shall be entitled, upon its first demand for the payment of the sum that is due to it in connection with the “Indemnification Undertaking”. In the event that it shall be determined in a peremptory judicial decision that the Trustee does not have the right to be indemnified, the Trustee shall return the sums of the Indemnification Undertaking that were paid to it.

The undertaking to indemnify in accordance with this clause 26.1 shall be referred to as “the Indemnification Undertaking”.

26.2.
Without derogating from the validity of the “Indemnification Undertaking” in clause 26.1 of the Deed and subject to the provisions of the Securities Law, as long as the Trustee shall be required according to the terms of the Deed of Trust and/or according to Law and/or instruction of an authorized authority and/or any law and/or according to the demand of Debenture Holders and/or the Company’s demand, to perform any action, including but not limited to, instituting proceedings or submitting claims according to the demand of Debenture Holders, as mentioned in this Deed, the Trustee shall be entitled to refrain from taking any such action, until it receives a money deposit to its satisfaction from the Company, and in case the Company fails to provide any financial deposit for any reason whatsoever, from the Debenture Holders for covering the Indemnification Undertaking (the “Financing Deposit”). The Trustee shall approach the Debenture Holders that held at the record date (as mentioned in clause 26.5 of the Deed) to request that they deposit with it the sum of the Financing Deposit, each according to their Relative Share (as this term is defined hereafter). In the event that the Debenture Holders will not deposit the entire Financing Deposit the Trustee will not have the obligation to take any action or relevant proceedings. The aforesaid cannot exempt the Trustee from taking any urgent action required to prevent adverse material harm to the rights of the Debenture Holders.

26.3.	The Indemnification Undertaking:

26.3.1
Shall apply to the Company due to the following cases: (1). Actions that were preformed and/or required to be performed according to the terms of the Deed of Trust including for protection the rights of the Debenture Holders; and (2). Actions that were performed and/or required to be performed according to the Company’s demand.

26.3.2
Shall apply to the Debenture Holders that held at the record date (as mentioned in clause 26.5 hereafter) in the following cases: (1). an event that is not within the scope of clause 26.3.1; and (2). the non-payment by the Company of the indemnification sum that applies to it according to clause 26.3.1 of the Deed (without derogating from the provisions of clause 26.6 of the Deed).

26.4.
In any event that: (a). the Company does not pay the sums required for covering the Indemnification Undertaking and/or shall not deposit the sum of the Finance Deposit as the case may be; and/or (b). the indemnification duty applies to the Debenture Holders by virtue of the provisions of section 25.3.2 above and/or the Debenture Holders were called to deposit the sum of the Finance Deposit according to section 25.2 above, the provisions hereinafter shall apply and the monies shall be collected in the following manner:

26.4.1	First – out of the money (interest and/or Principal) which the Company must pay to the Debenture Holders after the date of the required action, and the provisions of clause 11 of the Deed shall apply;

26.4.2
Second – insofar as according to the Trustee’s opinion the sums deposited in the Finance Deposit shall not be enough to cover the Indemnification Undertaking, the Debenture Holders that shall hold Debentures at the record date (as mentioned in clause 26.5 of the Deed) shall deposit the missing sum, each one in accordance with their Relative Share (as such term is defined) with the Trustee. The sum that each Debenture Holder shall deposit shall bear annual interest at a rate equal to the interest determined for the Debentures and it shall be paid with preference as mentioned in clause 26.7 of the Deed.

The “Relative Share” means: the relative share of the Debentures which the Debenture Holder held at the relevant record date as mentioned in clause 26.5 hereafter of the total nominal value of the Debentures in Circulation at that time. It is clarified that the calculation of the relative share shall remain fixed even if after that time a change shall occur in the nominal value of the Debentures held by the Debenture Holder.

26.5.	The record date for determining the Debenture Holder’s obligation in the Indemnification Undertaking and/or in the payment of the Finance Deposit is as follows:

26.5.1
In any event that the Indemnification Undertaking and/or payment of the Finance Deposit are required due to a resolution or urgent action required for preventing adverse material harm to the rights of the Debenture Holders and this is without an advance resolution of the Debenture Holders Meeting – the record date of the obligation shall be the end of the Trading Day of the date the action was taken or the resolution was made, and if this day is not a Trading Day, the Trading Day prior to it.

26.5.2
In any event that the Indemnification Undertaking and/or payment of the Finance Deposit is required according to a resolution of the Meeting of the Debenture Holders – the record date for the obligation shall be the record date for participating in the Meeting (as this date was determined in the summons notice) and it shall also apply to a Debenture Holder that was not present or that did not participate in the Meeting.

26.5.3	In any other case or in the case of disputes regarding the record date – the record date shall be as determined by the Trustee at its absolute discretion.

26.6.
The payment by the Debenture Holders instead of the Company of any sum that is imposed on the Company according to this clause 26 cannot release the Company from its obligation to pay such payment and the Trustee shall act to the best of its ability to collect the amount which the Company should have paid.

26.7.	The refund to the Debenture Holders who made payments according to this clause shall be made according to the order of preference set forth in clause 11 above.

27.	Notices

27.1.	Any notice on behalf of the Company and/or the Trustee to the Debenture Holders (including Debenture Holders registered in the Registry managed by the Company) shall be given as follows:

27.1.1	In cases in which the provisions of the law require this or according to a decision of the Trustee by reporting to the Magna system of the Securities Authority;

27.1.2
In the cases set forth hereafter alone, also by way of publishing a notice that shall be published in two daily newspapers that are widely distributed, that are published in Israel in the Hebrew language: (a) An arrangement or settlement according to Section 350 of the Companies Law, 5759- 1999; (b) Merger.

27.1.3
Any notice that shall be published or sent as mentioned above, shall be considered as if it was delivered to the Debenture Holder on the date of its publication as mentioned (in the Magna system or in the press, respectively).

27.1.4
The Trustee is entitled to instruct the Company, and the Company shall be obligated to immediately report on the Magna on behalf of the Trustee, any report to the Debenture Holders in its wording as it shall be given in writing by the Trustee to the Company. The Company shall be entitled to add its reference and/or response to the stated report, in a separate report. Any notice published as stated shall be considered to have been delivered to the Debenture Holder on the day of its publication on the Magna as stated.

27.1.5
In the event that the Company shall cease to report in accordance with the law, in cases in which there are provisions of the law that require this, or according to the decision of the Trustee, by sending a notice by registered mail to each registered Debenture Holder according to his last address registered in the Debenture Holders registry (in the event of joint Holders – to the joint Debenture Holder whose name appears first in the registry). Any notice that shall be sent as mentioned shall be considered as if it was delivered to the Debenture Holders 3 business days after it was delivered in the mail.

27.1.6
Copies of the notices and invitations given by the Company to Debenture Holders shall also be sent by it to the Trustee. It shall be clarified, that notices and invitations as stated do not include the Company’s ongoing reports to the public. Copies of the notices and invitations given by the Trustee to the Debenture Holders shall also be sent by him to the Company. The publication of notices as stated on the Magna shall be instead of delivering them to the Trustee or the Company, as stated above in this clause, as the case may be.

27.2.
Any notice or demand on behalf of the Trustee or Debenture Holder to the Company may be given by a letter that shall be sent by registered mail to their address, or by transmitting it by fax or in writing by a messenger or by email and any notice or demand such as this shall be considered as if it was received by the Company or other addressee:

27.2.1	In the event of sending by registered mail – 3 Business Days after it was delivered in the mail.

27.2.2	In the event of transmitting it by facsimile (with additional telephone confirmation that it was received) – at the time of the telephone confirmation.

27.2.3
In the event of transmitting it by email – at the time of receiving confirmation by email that it was read or at the time that it was confirmed by telephone that it was received (if confirmation was performed), whichever is earlier of the two.

27.2.4
In the event that it was sent by a messenger – on the first Business Day after its delivery by messenger to the addressee or in the event that the addressee refrained from accepting it, on the first Business Day after the messenger’s offer to the addressee to accept it.

27.3.	Any notice or demand to the Trustee shall be given in one of the ways set forth in clause 27.2 above.

28.	Waiver; Settlement; Changes in the Terms of the Deed of Trust, Debentures

28.1.
Subject to the provisions of the Law and the regulations that were promulgated and/or that shall be promulgated pursuant thereto, the Trustee shall be entitled from time to time and at any time, to waive any technical breach or the default of the terms of the Debentures or this Deed by the Company if it was convinced that this is for the benefit of the Debenture Holders or where the change does not harm the Debenture Holders. The provisions of this clause shall not apply with regards to the following subjects: the terms of Debenture repayment, including dates and payments according to the Debentures, reducing the interest rate listed in the Debenture terms; limitations on expanding a series as stated in clause 5.2 of the Deed;, causes for declaring Debentures immediately payable in accordance with clause 9.1 of the Deed; provisions regarding negative pledge in accordance with clause 7 of the Deed; limitations on distribution; the Company’s undertaking to meet financial standards in accordance with clause 6.2 of the Deed; with respect to increasing the interest in the event a decrease in the rating of the Debentures or failure to meet financial standards as set forth in the Debenture; changes with regards to the linkage bases should there be any; waive regarding the making of payments; or with regards to reports which the Company must give the Trustee.

28.2.
Subject to the provisions of the law, and with the pre-approval in a special resolution of the Meeting of Holders of Debentures (Series B), the Trustee shall be entitled, whether before or after the Debenture principal is available for repayment, to settle with the Company with regards to any right or claim of the Debenture Holders or any of them, and to agree with the Company on any arrangement of their rights, including waiving any right or claim by it and/or the Debenture Holders or any of them, towards the Company.

28.3.
Subject to the provisions of the law and the regulations promulgated or which shall be promulgated pursuant thereto, the Company and the Trustee are entitled, whether before or after the Debenture principal is available for repayment, to change the Deed of Trust and/or the terms of the Debentures in one of the following cases:

28.3.1
Apart from the subject set forth in clause 28.1 above, and apart from a change in the identity of the Trustee or its, or for appointing a Trustee in place of the Trustee whose term has ended, if the Trustee was convinced that the change does not harm the Debenture holders; and

28.3.2	The suggested change was approved by a special resolution of the Meeting of Holders of Debentures (Series B).

28.4.	The Company shall deliver to the Debenture Holders a written notice regarding any change or waiver as stated in this clause above, as soon as possible after performing it.

28.5.
In any case of exercising the Trustee’s right in accordance with this clause, the Trustee shall be entitled to request the Debenture Holders to deliver to it or to the Company, the Debenture certificates for the purpose of registering a comment therein regarding any settlement, waiver, change or amendment as stated, and as per the Trustee’s request, the Company shall register a comment as stated in the certificates delivered to it. In any case of exercising the Trustee’s right in accordance with this clause, it shall notify the Debenture Holders in this regard without delay and as soon as possible.

28.6.
Without derogation to the foregoing, the Debenture terms could also be changed in the framework of an arrangement or settlement, which was approved by the court, in accordance with Section 350 of the Companies Law.

29.	Proxies

29.1.
The Company hereby appoints the Trustee for the Debentures (Series B) as its proxy, to execute and perform in its name and in its place those actions which it shall be required to perform in accordance with the terms set forth in this Deed, and to act in its name with regards to those actions which the Company is required to perform in accordance with this Deed and which it has not performed, or to perform part of the authorities granted to it, and to appoint any other person as the Trustee shall see fit, to perform its roles in accordance with this Deed, subject to the Company failing to perform the actions it is required to perform in accordance with the terms of this Deed within a reasonable period of time as determined by the Trustee, from the day of the Trustee’s written request, and provided that the Trustee has acted reasonably.

29.2.
An appointment in accordance with this clause 29 does not obligate the Trustee to perform any action, and the Company hereby exempts the Trustee and its agents in advance, in case they shall fail to perform any action whatsoever, and the Company waives in advance any claim towards the Trustee and its agents for any damage which was caused or which might be caused to the Company, directly or indirectly, due to this, based on an action which was not performed by the Trustee and its agents as stated above.

30.	Registry of Debenture Holders

30.1.
The Company shall hold and manage a registry of Debenture Holders with regards to any relevant series separately, that shall be open for viewing by any person in accordance with the provisions of the Law.

30.2.
The Company shall not be obligated to register in the Debenture Holders’ registry, any notice regarding trust, expressed, implied or assumed, or any lien or pledge of any sort and type whatsoever or any right in equity, claim or offset or any other right pertaining to the Debentures. The Company shall only acknowledge the ownership of the person in whose name the Debentures were registered. The legal successors, estate managers or executors of the will of the registered Holder, and any person who shall be entitled to Debentures due to the bankruptcy of any registered Holder (and if the Holder is a corporation – due to its liquidation), shall be entitled to be registered as Holders thereof after giving proof which the Company finds sufficient to show their right to be registered as their Holders.

31.	Meetings of the Debenture Holders

Convening a Meeting of the Debenture Holders, the manner of conducting it and different terms regarding it, shall be in accordance with the second addendum.

32.	Applicability of the Law

32.1.
On any matter not mentioned in this Deed, as well as in any case of contradiction between the provisions of the law and its regulations (which cannot be conditioned) and this Deed, the parties shall act in accordance with the provisions of the law and its regulations.

32.2.
The Deed of Trust and its appendixes, including the Debentures certificate, are subject to the provisions of the Israeli law. The parties shall act in accordance with the provisions of the Israeli law in any matter that was not mentioned in this Deed, and in any event of a conflict between the provisions of the law which cannot be conditioned and this Deed.

33.	Exclusive Authority

The only court that shall be competent to hear matters connected to the Deed of Trust and its appendixes shall be the competent court in Tel Aviv – Jaffa.

34.	General

Without derogating from the other provisions of this Deed of Trust, and of the Debentures, any waiver, extension, discount, silence, avoidance from action (“waiver”) by the Trustee concerning the default or partial performance or incorrect performance of any undertaking towards the Trustee or towards the Debenture Holders according to this Deed and the Debenture, shall not be considered as a waiver by the Trustee of any right, but rather as a consent limited to this certain waiver and it shall apply only with respect to the specific time in which it was given and it shall not apply to other times or to other waivers.

Without derogating from the other provisions of this Deed of Trust and the Debenture, any reduction of undertakings towards the Trustee, that were set forth in this Deed or that were made according to it, requires receiving the Trustee’s consent in advance and in writing and no other consent shall be valid, whether verbal or by conduct regarding such reduction.

The Trustee’s rights according to this agreement are independent from each other and they are in addition to any right that currently exists and/or that the Trustee shall have according to law and/or other agreement.

35.	Addresses

The parties’ addresses shall be as set forth in the preamble of this Deed, or any other address in respect to which a notice shall be given according to clause 27 above, to the other party. The addresses of the Debenture Holders shall be as mentioned in the registry or as shall be delivered by them by notice according to clause 27 above.

36.	Authorization to Magna

In accordance with the provisions of the Securities Regulations (Signature and Electronic Reporting), 5763- 2003, the Trustee hereby authorizes the party authorized for this on behalf of the Company, to electronically report to the Securities Authority of this Deed of Trust, the engagement and the signature thereon inasmuch as it is required by law.

[signature on a separate page]

And in witness whereof the parties have signed:

/s/ Shlomo Nehama, /s/ Ran Fridrich	/s/
Ellomay Capital Ltd.	Hermetic Trusts (1975) Ltd.

I the undersigned Odeya Brick-Zarsky, Adv. confirm that this Deed of Trust was signed by Ellomay Capital Ltd. via Messrs. Shlomo Nehama and Ran Fridrich and their signature binds Ellomay Capital Ltd. with respect to this Deed of Trust.

/s/ Odeya Brick-Zarsky
Odeya Brick-Zarsky, Adv.

Ellomay Capital Ltd.

First Addendum

Debentures (Series B)

The issue of a series of registered debentures (series B), bearing annual interest of ___ not linked (Principal and interest) that shall be repaid in 6 annual non-equal installments on June 30th in each of the years 2019 to 2024 (inclusive) as follows: on each of the four principal payments in 2019 to 2022 (inclusive) a rate of 15% of the principal shall be paid, and on each of the principal payments in 2023 to 2024 (inclusive) a rate of 20% of the principal shall be paid. The interest on the debentures (series B) shall be paid twice a year, on June 30 and on December 31 of each of the years 2017 to 2024 (inclusive) from the date of issuance of the debentures (series B) and until their final repayment on June 30, 2024.

Debentures (Series B) Registered in the Name

Number ____

 Nominal value in NIS _________

1.
This Debenture indicates that Ellomay Capital Ltd. (the “Company”) shall pay at the payment date as defined in the terms on the other side of the page, to whomever shall be a Debenture Holder on the record date, payments of Principal and interest, all subject to the terms on the other side of the page and the Deed of Trust.

2.
This Debenture is issued as part of the series of the debentures under terms that are identical to this debenture (the “Debenture Series”), that are issued in accordance with the Deed of Trust (“Deed of Trust) dated March __, 2017, which was signed between the Company and Hermetic Trusts (1975) Ltd. (“Hermetic”). It is clarified that the provisions of the Deed of Trust shall constitute an integral part of the provisions of this Debenture, and they shall bind the Company and the Debenture Holders included in this series. All the Debenture Holders of this series shall have equal priority among themselves (pari–passu) without anyone having right of priority over the other.

3.	This Debenture is issued subject to the terms set forth on the other side of the page and in the Deed of Trust, which constitute an inseparable part of the Debentures.

4.	The terms set forth in this certificate shall change without the need for issuing a new certificate at any time when the Deed of Trust and/or its versions shall be lawfully modified.

Signed by the Company on ____________

______________

Ellomay Capital Ltd.

By its authorized signatories:

Director: _____________________ Director: ____________________

Terms on the Other Side of the Page

1.	General

In this Debenture the terms in clause 1.5 of the Deed of Trust shall have the meaning given to them there, unless another intention is implied from the context of the matter.

2.	Securing the Debentures

The Debentures do not include any collateral or pledges and include an undertaking for negative pledge as set forth in clause 7 of the Deed of Trust, and an undertaking to meet the financial standards and restrictions regarding the distribution of dividends as set forth in appendix 6.2 of this Deed.

3.	The Date of Payment of the Debentures Principal

The Principal of the Debentures (Series B) shall be payable in six (6) annual non-equal installments which shall be paid on June 30th of each of the years 2019-2024 (inclusive) as follows: on each of the four principal payments in 2019 to 2022 (inclusive) a rate of 15% of the principal shall be paid, and on each of the principal payments in 2023 to 2024 (inclusive) a rate of 20% of the principal shall be paid.

4.	The Interest

4.1.
The unpaid balance of the Principal of the Debentures (Series B) shall bear interest at a fixed annual rate of ___ without linkage to any index or currency. The interest for the unpaid balance of the Principal of the Debentures (Series B) shall be paid in semi annual payments on the 30th of June and on the 31st of December of each of the years 2017 to 2024 (inclusive) when the first payment of interest for the Debentures (Series B) shall be paid on the 30th of June 2017, for the period that begins on the first Trading Day after the day of the tender regarding the Debentures (Series B) and ending on the last day before paying the interest, namely June 29, 2017, when it is calculated on the basis of 365 days per year according to the number of days in this period, and the last interest payment shall be made on June 30, 2024.

4.2.	Withholding tax that must be deducted shall be deducted from any payment.

4.3.	Adjustment mechanism of the interest rate:

4.3.1.	Changes to the interest rate as a result of a decrease in the rating of the Debentures (Series B)

Without derogating from the provisions of clause 9.1.9 of the Deed of Trust, the interest rate of the Debentures (Series B) shall be adjusted for a change in the rating of the Debentures (Series B) in accordance with the mechanism described hereafter:

a.
Insofar as the rating of the Debentures (Series B) by the rating company set forth in the Deed of Trust or any other rating company which shall take its place (hereinafter the “Rating Company”) (in the event of replacing the Rating Company, the Company shall transfer to the Trustee a comparison between the rating scale of the replaced Rating Company and the rating scale of the new Rating Company) shall be updated during any interest period, so that the rating that shall be determined for the Debentures (Series B) shall be lower by one level or more (hereinafter the “Reduced Rating”) from the rating that was mentioned in the prospectus (or an equivalent rating that shall take its place and which shall be determined by another rating company, insofar as it shall take the place of the Rating Company mentioned in the Deed of Trust) (hereinafter the “Base Rating”), the annual interest rate which the unpaid balance of the Debentures (Series B) shall bear shall increase by an additional interest as set forth hereinafter, for the period that shall begin from the date of publishing the new rating by the Rating Company and until the earlier of the full payment of the unpaid balance of the Debentures (Series B) or updating the rating upwards in accordance with the stated in sub-clause (e) hereinafter, as follows: (a) in the event the rating that shall be determined shall be lower by one level from the Base Rating – the annual interest rate which the unpaid balance of the Debentures shall bear shall increase by a rate of 0.25% over the annual interest rate as it shall be at that time; (b) in the event the rating that shall be determined shall be lower by two levels from the Base Rating – the annual interest rate which the unpaid balance of the Debentures shall bear shall increase by an additional 0.25%, so that it is increased by a total rate of 0.5% beyond the annual interest rate as it shall be at that time; (c) in the event that the rating that shall be determined shall be lower by three levels from the Base Rating - the annual interest rate that the unpaid balance of the Debentures shall bear shall increase by an additional 0.25%, so that it will increase by a total rate of 0.75% beyond the annual interest rate as it shall be at that time; (d) in the event the rating that shall be determined shall be lower by four levels from the Base Rating - the annual interest rate that the unpaid balance of the Debentures shall bear shall increase by 0.25% so that it will increase by a total rate of 1% beyond the annual interest rate as it shall be at that time.

For the avoidance of doubt it is clarified that in any case (apart from due to the addition of interest in arrears as set forth in clause 8 hereinafter), the additional interest rate as a result of decreasing the rating of the Debentures, shall not exceed 1%. In addition, the additional interest in case of failure to meet the financial standards as set forth in clause 4.3.2 hereinafter along with the additional interest rate in case of a decrease in rating as set forth in this clause 4.3.1, shall not exceed an annual rate of 1.75% cumulatively above the interest rate set in the tender, as the Company shall publish in an immediate report regarding the results of the issuance (“the Base Interest”).

b.
No later than the end of one Business Day after receiving the notice of the Rating Company regarding lowering the rating of the Debentures (series B) to a Reduced Rating as defined in sub-clause (a) above in a way which shall affect the interest rate which the Debentures (Series B) shall bear as stated above in this clause, the Company shall publish an Immediate Report, in which the Company shall mention: (a) the fact that the rating was decreased, the Reduced Rating, and the date of commencement of the Reduced Rating of the Debentures (Series B) (hereinafter the “Reduced Rating Commencement Date”); (b) the accurate interest rate that the balance of the Debentures (Series B) shall bear for the period that commences and the beginning of the current interest period until the Reduced Rating Commencement Date (the interest rate shall be calculated according to 365 days per year) (hereinafter in this clause: the “Original Interest” and the “Original Interest Term”, respectively); (c) the interest rate that the balance of the Debentures (Series B) shall bear beginning on the Reduced Rating Commencement Date until the next interest payment date, that is: the original interest with additional interest rate per year (the interest rate shall be calculated according to 365 days per year) (hereinafter in this clause: the “Updated Interest”); (d) the weighted interest rate which the Company shall pay to the Holders of the Debentures (Series B) at the next date of payment of interest, that arises from the aforesaid in sub-clauses (b) and (c) above; (e) the annual interest rate that is reflected from the weighted interest rate; (f) the annual interest rate and the semi-annual interest rate.

c.
If the Reduced Rating Commencement Date of the Debentures (Series B) shall occur during the days beginning four days before the record date for paying any interest and ending at the next interest payment date after the record date (hereinafter in this clause the “Deferral Period”) the Company shall pay the Holders of the Debentures (Series B) at the date of the next interest payment, the Original Interest prior to the change  only (subject to previous changes which occurred, if any had occurred, in the interest rate in light of the stated in this clause 4.3.1 and clause 4.3.2 hereinafter), when the interest rate that stems from the additional interest in an amount equal to the additional interest rate per year during the Deferral Period shall be paid at the next interest payment date. The Company shall notify in an Immediate Report the exact interest rate to be paid at the next interest payment date.

d.
In the event the rating of the Debentures (Series B) was updated by the Rating Company, in a manner that shall affect the interest rate which the Debentures (Series B) shall bear as mentioned above in this clause, the Company shall notify this to the Trustee in writing within one Business Day after publishing the Immediate Report as mentioned.

e.
It is clarified that in the event that after the rating is decreased in a manner that affected the interest rate which the Debentures (Series B) shall bear as mentioned in this clause, the Rating Company shall update the rating of the Debentures (Series B) upwards, to a rating that equals or is higher than the Base Rating or to a rating at which the additional interest rate is lower, as set forth above (hereinafter the “Higher Rating”), then the interest rate that shall be paid by the Company to the Holders of the Debentures (Series B) shall be reduced, at the time of the relevant payment of interest, and this is for the period in which the Debentures (Series B) were rated by the Higher Rating only, so that the interest rate that the unpaid balance of the Principal of the Debentures (Series B) shall bear shall be an interest rate that was determined in the tender, as the Company shall publish in an Immediate Report regarding the results of the offering, without any addition or at a lower addition in accordance with the steps set forth in sub-clause (a) above, but subject to previous changes which occurred, if any had occurred, in the interest rate in light of the stated in clause 4.3.2 hereinafter (and in any event the interest rate which the Debentures shall bear shall not be less than the Base Interest rate). In such case the Company shall act in accordance with the provisions in sub-clauses (b) to (d) above, mutatis mutandis that result from the Higher Rating instead of the Reduced Rating. It shall be clarified that inasmuch as the additional interest to Debenture Holders (in accordance with this clause 4.3.1 and clause 4.3.2 hereinafter) was, upon updating the rating, increased by a rate exceeding 1.75% beyond the Base Interest rate, the additional interest rate shall decrease only if the additional interest rate as a result of updating the rating, along with the additional interest to which the Holders are entitled as a result of failure to meet the financial standards in accordance with clause 4.3.2 hereinafter, shall be lower than 1.75%.

f.
Insofar as the Debentures (Series B) shall cease being rated for a reason dependent on the Company for a period that exceeds 60 days, before the final payment, provided that the interest rate as mentioned in sub-clause (a) above was not increased, the cessation of rating shall be considered as a reduction of rating of the Debentures (Series B), to a rating lower by four levels from the Base Rating, as set forth in sub-clause (a) above. Insofar as the Debentures (Series B) were not re-rated after 60 days have passed as mentioned above, the Company shall regard the date of the cessation of rating as the Reduced Rating Commencement Date with respect to the payment of interest and the provisions of sub clauses (b) – (e) shall apply accordingly. For the avoidance of doubt it is clarified that if the Debentures shall cease to be rated, before final repayment, for a reason that is not dependent on the Company, this will not affect the interest rate as mentioned in clause (a) above and the provisions of this clause shall not apply.

g.
It is hereby clarified that insofar as the Debentures are rated or they shall be rated simultaneously by more than one Rating Company, changing of rating (or cessation of rating) that shall be performed by only one Rating Company when the second Rating Company has not changed the rating, shall not lead to any change in the interest rate which the Debentures (Series B) shall bear, and a change in the interest rate shall be only after the rating is changed (or ceases, as the case may be) by all the Rating Companies that shall rate the Debentures, insofar as the Debentures are rated or shall be rated simultaneously by more than one Rating Company and both Rating Companies have changed the rating, the rating that shall be considered for this purpose shall be whichever rating is lower of the Rating Companies.

h.
Adjusting the interest rate for the Debentures as set forth in this clause above shall not apply in the event of a decrease of the rating of the Company below the Base Rating, that arises as a direct result of changing the rating scale of the different Rating Companies, as part of the adjustment of the local ratings to international ratings, if and insofar as relevant. In such case, the Base Rating shall be adjusted to the new rating which is equivalent to it, as shall be determined.

i.
For the avoidance of doubt it is hereby clarified that a change in the rating outlook of the Debentures (Series B) (or of the Company) shall not lead to a change in the interest rate which the Debentures (Series B) shall bear.

j.
Furthermore, notwithstanding the aforesaid, lowering the rating for the Debentures (Series B) or of the Company performed in the framework of a rating update for all companies in Israel and/or for companies that operate in the energy and infrastructure field, as a result of changing the methodology of the Rating Company, shall not lead to a change in the interest rate that the Debentures (Series B) shall bear.

4.3.2.	Changing the interest rate due to failure to meet certain financial standards

Without derogating from the provisions of clause 9.1.15 of the Deed of Trust, the interest rate which the Debentures shall bear, shall be adjusted due to failure to meet the financial standards set forth in clauses 3(a)[a.2], 3(b)[b.2], 4(a)[a.2] and 4(b)[b.2] of Appendix 6.2 of the Deed of Trust, at the times set forth in these clauses, as specified hereinafter:

a.
In case the Company fails to meet any of the financial standards set forth in clauses 3(a)[a.2], 3(b)[b.2], 4(a)[a.2] and 4(b)[b.2] of Appendix 6.2 of the Deed of Trust (hereinafter in this clause: “the Standards”), the annual interest rate which the unpaid balance of the Debenture principal shall bear, shall increase by an annual rate of 0.5% beyond the annual interest rate as it shall be at that time, for breaching each of the Standards (hereinafter in this clause: “the Additional Interest”) until a maximal Additional Interest at a rate of 1%, for the period of time beginning upon publishing the financial statements or the financial results, as the case may be, according to which the Company has failed to meet any of the Standards, and until the full repayment of the unpaid balance of the Debentures principal or until the Company meets any of the Standards which have led to the Additional Interest (as stated in sub-clause (d) hereinafter) or until declaring the Debentures immediately repayable, the earlier of these dates. It is clarified, that increasing the interest rate as stated above shall be done only once for breaching each of the Standards, inasmuch as it shall occur, and that the interest rate shall not increase once more in case the deviation from that Standard continues, inasmuch as it shall continue.

b.
No later than one business day from the day of publishing the financial statements or the financial results, as the case may be, according to which the Company has failed to meet any of the Standards, the Company shall publish an immediate report, in which it shall state: (a) the fact that it has failed to meet the Standards, while specifying the calculation of the Standards which the Company has failed to meet, and the date on which the failure to meet the Standards has begun; (b) the exact interest rate which the balance of the principal of the Debentures (Series B) shall bear for the period of time beginning on the current Interest Term and until publishing the financial statements or the financial results, as the case may be (the interest rate shall be calculated according to 365 days a year) (hereinafter in this clause: “the Original Interest” and the “Original Interest Term” respectively); (c) the interest rate which the balance of the principal of the Debentures (Series B) shall bear as of the day of publishing the financial statements or the financial results, as the case may be, and until the actual nearest interest payment day, namely: the Original Interest in addition to the Additional Interest annual rate (the interest rate shall be calculated according to 365 days a year) (hereinafter in this clause: “the Updated Interest”); (d) the weighted interest rate which the Company shall pay the Holders of Debentures (Series B) upon the nearest interest payment day, pursuant to the stated in sub-clauses (b) and (c) above; (e) the annual interest rate reflected from the weighted interest rate; (f) the annual interest rate and the semi-annual interest rate.

c.
If the day of publishing the financial statements or the financial results, as the case may be, according to which the Company is required to pay Additional Interest in accordance with this clause 4.3.2, shall occur during the days beginning four days prior to the record date for paying any interest whatsoever and ending upon the interest payment day closest to the aforementioned record date (hereinafter in this clause: “the Deferral Period”), the Company shall pay the Holders of Debentures (Series B), upon the nearest interest payment day, the Original Interest, prior to the change, alone (subject to previous changes which have occurred, if any have occurred, to the interest rate in light of the stated in clause 4.3.1 above and this clause 4.3.2), when the interest rate pursuant to the Additional Interest at a rate equaling the Additional Interest rate per year during the Deferral Period, shall be paid upon the next interest payment day. The Company shall notify, in an immediate report, the accurate interest rate for payment upon the next interest payment day.

d.
It shall be clarified, that in case of deviation in one or more Standards, in a way which has affected the interest rate which the Debentures (Series B) shall bear, following which a Standard shall be corrected in a way that the deviation ceases to exist (thus, the Debenture Holders shall cease to be entitled to Additional Interest for the deviation from that Standard), there shall be a decrease in the interest rate which shall be paid by the Company to the Debenture Holder, applying as of the day of publishing the financial statements or the financial results, which show that the deviation was corrected, so that in case the stated Standard was corrected, the interest rate which the unpaid balance of the principal of the Debentures (Series B) shall bear, shall be, inasmuch as the interest rate was not previously increased in accordance with the provisions of clause 4.3.1 above or due to a deviation from another financial Standard, equal to the Base Interest rate. In this case, the Company shall act in accordance with the stated in sub-clauses (a) to (c) above, mutatis mutandis. It shall be clarified, that inasmuch as the Additional Interest to Debenture Holders (in accordance with clauses 4.3.1 above and this clause 4.3.2) has been, prior to the time of correcting the Standards, in whole or in part, 1.75% above the Base Interest, then the Additional Interest as a result of correcting the Standard shall decrease, only if after the correction of the Standard, the Holders shall not be eligible at all to Additional Interest as a result of breaching the Standards, or if and inasmuch as they shall be entitled to a lower Additional Interest as a result of breaching the Standards, then the interest rate shall decrease only if the Additional Interest as a result of breaching the Standards, along with the Additional Interest rate to which the Holders would have been eligible as a result of a decrease in the Company’s rating, calculated in accordance with clause 4.3.1 above, shall be lower than 1.75%.

e.
In any case, the Additional Interest shall not increase, as a result of failure to meet one or more of the Standards, by more than 1%, and the Additional Interest in case of failure to meet the Standards as stated in this clause, along with the Additional Interest rate in case of a decrease in rating, shall not exceed 1.75% per year cumulatively beyond the Base Interest, as stated in clause 4.3.3 hereinafter.

4.3.3.
The changes to the interest rate as a result of a decrease in rating, as stated in clause 4.3.1 above, and/or as a result of the Company’s failure to meet the Standards as stated in clause 4.3.2 above, are cumulative and independent of one another, provided that in any case, the rate which shall be added pursuant to clauses 4.3.1 and 4.3.2 to the Base Interest, shall not exceed 1.75% per year.

5.	The Linkage Terms of the Principal and the Interest

The interest and the Principal of the Debentures (Series B) are not linked to the index or to any currency.

6.	Deferral of Appointed Times

If the date of payment of any payment of Principal and/or interest falls on a day which is not a Trading Day, the date stipulated shall be postponed to the next Trading Day after it without any additional payment and the “Record Date” for the purpose of determining entitlement to redemption and to interest shall not change as a result.

7.	Payments of the Principal and Interest of the Debentures

7.1.
Any payment on account of the Principal and/or interest of the Debentures (Series B) shall be paid to people whose names shall be registered as holders in the Debenture Holders (Series B) registry of the Company at the end of June 24 and December 25 of each of the years 2017 to 2024 (until June 24, 2024), that falls immediately prior to the date of payment of that payment (hereinafter the “Record Date”), except for the last payment of the Principal and the interest that shall be paid to people whose names shall be registered in the registry on the date of payment and that shall be made against the delivery of the Debenture (Series B) certificates to the Company, on the date of payment, at the Company’s registered office or anywhere else where the Company shall notify. The Company’s notification as mentioned shall be published no later than five (5) Business Days before the last date of payment.

It is clarified that whomever is not registered in the Debenture (Series B) registry of the Company at any of the times mentioned in this clause, shall not be entitled to the payment of interest for the interest period that began before that time.

7.2.
Payment to those entitled shall be made in checks or by bank transfer to the bank account of the people whose names shall be registered in the registry of Debenture Holders (as mentioned in clause 7.1 above) and who shall be mentioned in the details given in writing to the Company on time, in accordance with the provisions of clause 7.3 hereafter. If the Company shall not be able, for any reason which is not dependent on it, to pay any sum to those entitled, it shall deposit this sum with the Trustee as mentioned in clause 15 of the Deed of Trust. In the event the clearing shall be made through the Stock Exchange clearing house – through the clearing house.

7.3.
A Debenture Holder who shall wish to notify the Company the details of the bank account to credit with payments according to the Debentures as mentioned above, or change the payment instructions, as the case may be, can do so in a registered letter to the Company. The Company shall fulfill the instruction if it shall reach its registered office at least 30 days before the record date for paying any payment according to the Debentures.

7.4.
In the event that the notice shall be received by the Company late, the Company shall act according to it only with respect to payments scheduled after the payment date that is in proximity to the date the notice was received.

7.5.
If the Debenture Holder entitled to such payment did not deliver details to the Company regarding his bank account, any payment on account of the Principal and interest shall be made by check which shall be sent by registered mail to his last address written in the registry of Debenture Holders or by bank transfer crediting the bank account of the Debenture Holder, according to the Company’s choice. Sending a check to a person entitled by registered mail as aforementioned shall be considered for all intents and purposes as payment of the sum stipulated in it at the date of sending it by mail provided that it was paid upon lawfully presenting it for payment.

7.6.	Any mandatory payment insofar as required according to law shall be deducted from any payment for the Debentures (Series B).

8.	Interest in Arrears

For any payment on account of the Principal and/or interest, which shall be paid in arrears exceeding seven (7) Business Days from the effective day for its payment according to the terms of the Debentures (Series B) for a reason dependent on the Company, the Company shall pay the Debenture Holders interest in arrears (calculated pro rata for the period after the date scheduled for payment until the actual date of payment). “Interest in Arrears” shall mean additional annual interest at a rate of 3% which shall be added to the interest rate which the Debentures (Series B) shall bear at that time.  The Company shall notify of the rate of the interest in arrears and of the date of payment as mentioned in an Immediate Report and this two (2) Trading Days before the actual payment date.

9.	Avoidance from Payment for a Reason that does not Depend on the Company

With respect to avoiding payment for any reason that is not dependent on the Company the provisions of clause 15 of the Deed of Trust shall apply and which are included in this addendum by reference.

10.	Registry of Debenture Holders

With respect to the registry of Debenture Holders, the provisions of clause 29 of the Deed of Trust shall apply and that are included in this addendum by reference.

11.	Splitting Debenture Certificates and Transferring Them

11.1.
The Debentures can be transferred regarding any nominal value sum provided that it will be in whole New Shekels. Any transfer of Debentures (by a registered Holder) shall be done according to a transfer document which is made out in the version acceptable for transferring shares, properly signed by the registered owner or his legal representatives, and by the recipient of the transfer or his legal representatives, that shall be delivered to the Company at its registered office with the Debenture certificates transferred according to it, and any other reasonable proof that shall be required by the Company for proving the right of the transferor to transfer them.

11.2.
Subject to the aforesaid, the procedural provisions included in the Company’s articles of association with respect to the manner of transferring shares shall apply, mutatis mutandis respectively, with respect to the manner of transferring Debentures and their assignment.

11.3.	If any obligatory payment shall apply to the transfer document of the Debentures, reasonable proof shall be given to the Company of their payment by the person requesting transfer.

11.4.
In the event of a transfer of only part of the sum of the Principal of the Debentures set forth in this certificate, the certificate shall be split first to a number of Debenture certificates as required from this, in a manner that the total sums of the Principal set forth in them shall be equal to the Principal sum set forth in this Debenture certificate.

11.5.	After fulfilling all of these terms the transfer shall be registered in the registry and all of the terms set forth in the Deed of Trust and in this Debenture shall apply to the transferee.

11.6.	All costs and fees involved in the transfer shall apply to the transfer applicant.

11.7.
Each Debenture certificate may be split to a number of Debenture certificates that their total Principal sum is equal to the Principal sum of the certificate the split of which is requested, and provided that such certificates shall not be issued unless this is by a reasonable quantity at the discretion of the Company’s board of directors. The split shall be made against the delivery of that Debenture certificate to the Company at its registered office for the purpose of performing the split together with a split request lawfully signed by the applicant. Any costs involved in the split, including taxes and levies, if such shall exist, shall apply to the split applicant.

12.	Replacing the Debenture Certificate

In the event a Debenture certificate shall become worn out, shall be lost or shall be destroyed, the Company shall be entitled to issue a new Debenture certificate in its place, and this is under the same conditions with respect to proof, indemnification and covering the reasonable costs incurred by the Company for clarifying regarding the ownership right of the Debentures, as the Company shall see fit, provided that in the event of the certificate becoming worn out, the worn out Debenture certificates shall be returned to the Company before a new certificate is issued. Levies and other expenses involved in issuing the new certificate, insofar as existing, shall apply to the person requesting such certificate.

13.	Early Redemption

With respect to early redemption of the Debentures, the provisions of clause 8 of the Deed of Trust shall apply and which are included in this addendum by reference.

14.	Purchasing Debentures by the Company or an Affiliated Holder

With respect to the purchase of Debentures by the Company or by an Affiliated Holder, see the provisions of clause 4 of the Deed of Trust which are included in this addendum by reference.

15.	Waiver; Settlement and Changes in the Debenture Terms

With respect to a waiver, settlement and changes in the terms of the Debentures, the provisions of clause 28 of the Deed of Trust shall apply which are included in this addendum by reference.

16.	Debenture Holders Meetings

With respect to the general meetings of the Debenture Holders, they shall be convened and conducted in accordance with the provisions of clause 30 of the Deed of Trust which are included in this addendum by reference.

17.	Receipts as Proof

For this matter see clause 15A of the Deed.

18.	Replacing the Debenture Certificate

For this matter see clause 12 of the Deed.

19.	Immediate Repayment

With respect to immediate repayment of the Debentures, the provisions of clause 9 of the Deed of Trust shall apply and which are included in this addendum by reference.

20.	Notices

With respect to notices, the provisions of clause 27 of the Deed of Trust shall apply and which are included in this addendum by reference.

Appendix 3

The Trustee’s Duties

Routine Duties

1.
Checking according to the Company’s reports that were published in Magna (the “Public Reports of the Company”) and according to the confirmations and documents that shall be given to the Trustee by the Company according to the provisions of this Deed:

1.1.	That the payments of Principal and interest by the Company have been paid in a timely fashion.

1.2.
That the uses which the Company has made of the proceeds received for issuing the Debentures meet the targets that have been determined for this in the Deed of Trust and/or in the chapter that deals with the designation of the proceeds in the prospectus of the offering, insofar as determined.

1.3.	That the Company has met the milestones that have been determined in the Deed of Trust for its activities, insofar as determined.

1.4.	If any of the causes for declaring the debentures immediately repayable have occurred based on the Public Reports of the Company.

2.	Summoning Meetings of Debenture Holders according to the provisions of the second addendum of the Deed of Trust.

3.	Participating (including by electronic means) in meetings of the shareholders of the Company.

4.	Preparing an annual report of the trust matters as mentioned in clause 21.1 of this Deed, and making it available for the Debenture Holders to review and preparing the reports required in the Law.

5.
Notice to the Debenture Holders of a material breach of this Deed by the Company in proximity to the date in which it is made aware of the breach and notice of the steps it has taken to prevent it or for the performance of the Company’s undertakings, as the case may be.

6.
Examining from time to time and at least once per year, the validity of the Collaterals, (insofar as there shall be any) as stated in clause 12 hereinafter. It is clarified that the Trustee is entitled, if it thought that this is necessary for the examination as mentioned, to check the Company’s assets that are pledged in favor of the Debenture Holders.

7.
Checking according to the Public Reports of the Company and according to the confirmation and documents that shall be given to the Trustee by the Company according to the provisions of the Deed of Trust:

7.1.	That the Company fulfills its undertakings towards the Debenture Holders.

7.2.	That the Company fulfills all of its undertakings set forth in the Deed of Trust.

7.3.	That the Company meets the financial standards determined, if determined in the Deed of Trust.

7.4.	If a change has occurred in the registration of charges registered according to the provisions of the Deed of Trust, insofar as were registered.

7.5.	If there has been a change in the Company rating or the rating of the Debentures, inasmuch as they have been rated.

8.
To pay the Debenture Holders monies of the Finance Deposit as it is defined in clause 25 of the Deed, which were deposited by the Trustee for this purpose in accordance with the stated in the Deed of Trust, inasmuch as such as cushion was deposited.

9.
To enable replacing collaterals, inasmuch as the Deed of Trust expressly permits to do so, in accordance with the mechanism set forth in the Deed of Trust, inasmuch as such as mechanism was set forth, or by law.

10.	To release collaterals, inasmuch as the Deed of Trust expressly permits to do so, in accordance with the mechanism set forth in the Deed of Trust, inasmuch as such as mechanism was set forth.

11.	Performing any action required by law, including in accordance with Amendments 50 and 51 of the Securities Law.

Special Duties

12.
Taking all actions required for the purpose of ensuring the Company’s undertakings towards the Debenture Holders, which are not set forth in clauses 1-11 above, including taking all actions required for the purpose of ensuring, prior to payment monies to the Company on account of the Debentures, the validity of collaterals given by the Company, inasmuch as it has given any, or given by a third party, inasmuch as it has given any, in favor of the Debenture Holders; the Trustee is responsible towards the Debenture Holders that the collaterals as stated shall be described in the prospectus according to which the Debentures were offered, a complete and accurate description.

13.	Unusual inspections due to unusual events in accordance with the Company’s public reports (as they are defined in clause 1 above):

13.1.	That the Company is upholding its undertakings towards the Debenture Holders, including the existence of causes for declaring immediate repayment.

13.2.	That the Company is upholding all of its undertakings set forth in the Deed of Trust.

13.3.	That the Company is upholding the financial standards which have been set forth, if any have been set forth, in the Deed of Trust.

13.4.	If there has been a change in the registration of pledges registered in accordance with the provisions of the Deed of Trust.

14.
To implement the resolutions of the Meeting of Debenture Holders that impose a duty on the Trustee and to take all the proceedings and actions required for protecting the rights of the Debenture Holders subject to providing the Trustee the financing required for implementing them, insofar as required.

15.	To take urgent actions for preventing adverse material harm to the rights of the Debenture Holders where it is not possible to wait for a Meeting to be convened.

16.	To initiate negotiations with the Company, whether as per the request of the Company or the Debenture Holders, with respect to requests or offers pertaining to the provisions of the Deed of Trust.

17.
In the event the Trustee thought that there is a reasonable fear that the Company shall not be able to repay the Debentures on time, to perform unusual checks pertaining to the inspection of the stated circumstances and to act to protect the Debenture Holders as the Trustee shall see fit; and it is entitled, inter alia-

17.1.
To examine if the circumstances mentioned are due to actions or transactions performed by the Company, including distribution as defined in the Companies Law, that were made in breach of the law; however the Trustee shall not make such examination as mentioned if an expert was appointed for the holders of certificates of undertaking, as such term is used in Section 350[18] of the aforementioned law, whose duty is to conduct such examination.

17.2.	To manage, in the name of the Holders of certificates of undertaking, negotiations with the issuer for changing the terms of the certificates of undertaking.

17.3.
With respect to this issue, the convening of a meeting of Holders of certificates of undertaking by the Trustee for receiving instructions how to act, shall not be regarded as a breach of its duty, provided that the convening of such meeting does not adversely harm the rights of the Holders.

17.4.
If a Meeting of Holders of certificates of undertaking was convened as mentioned in sub-clause (d1), and a resolution was lawfully adopted at the Meeting, the Trustee shall act in accordance with the resolution; if it did so, its action according to this same resolution shall be regarded as having met the provisions of this clause concerning the resolution.

17.5.	Deleted.

18.	To distribute money to the Debenture Holders in accordance with the provisions of the Deed of Trust, which the Debenture Holders are entitled to receive and which have reached the Trustee.

19.	To supervise the process of realizing the rights of the Debenture Holders in the event a functionary has been appointed to the Company or for its assets.

Appendix 5.2

Conditions for Expanding the Series of Debentures

The conditions for expanding the series of Debentures (Series B) are as follows:

1.
The expansion shall not harm the rating of the Debentures of Series B that are in circulation (that is, Debentures (Series B) that are in circulation before the expansion of the series), in a way that for purposes of expanding the series of the Debentures (Series B) an advance approval of the rating company for rating the additional Debentures (Series B) will be received, in which the additional Debentures (Series B) were taken into account, by a rating that does not fall from the original rating of the Debentures (Series B) that existed at the time of initial issuance of the series or from the rating of the Debentures (Series B) prior to the issuance of the additional Debentures (whichever is lower) and also the approval of the rating company that issuing the additional Debentures (Series B) does not harm the rating of the existing Debentures (Series B). Such approval shall be transferred to the Trustee before holding the tender for classified investors, and it shall be published by the Company in an Immediate Report. The Trustee shall rely on the rating company’s notice and it shall not be required to an additional examination.

2.
At the time of expanding the series of Debentures (Series B) the Company is not in breach of the cause for immediate repayment set forth in clause 9.1.15 of the Deed of Trust and the expanding of the series will not harm the Company’s meeting the financial standards as mentioned in this clause.

3.
Upon expanding the series of Debentures (Series B), the Company is not in breach of any of the causes for immediate repayment set forth in clause 9 of the Deed of Trust, and it is not in material breach of its undertakings to the Holders of Debentures (Series B) in accordance with this deed.

The Company shall deliver to the Trustee, prior to holding the tender for classified investors, a written approval signed by a senior financial officer in the Company regarding the existence of these terms. The Trustee shall rely upon an approval as stated and shall not be required to perform an additional inspection on its behalf.

It is clarified that the Company’s undertaking as mentioned in this appendix shall apply only with respect to additional issues of the Debentures (Series B) by way of expanding the series, and not with respect to issuing other series of debentures in circulation existing at that time by way of expanding the series or with respect to issuing other new securities, whether these are rated or not.

Appendix 6.2

Financial Standards and Undertakings

Financial Standards

As long as Debentures (Series B) exist in circulation (in other words as long as they were not paid in full in any manner, including by way of self-purchase and/or early redemption), the Company undertakes (for the duration of the Examination Period, as defined hereafter) as follows:

[1]	Definitions

In this appendix the following terms shall have the meaning set beside them:

“Net Cap” means – the equity of the Company according to its last consolidated financial statements or last consolidated quarterly financial results published before the day of calculation, with the addition of the Net Financial Debt.

“Balance Sheet Equity” means – the consolidated equity according to the international finance reporting standards (IFRS), and including minority rights, capital note and shareholders’ loans which are inferior to the rights of Holders of Debentures (Series B). For the purpose of this clause, a shareholders’ loan shall be considered as inferior to the Debentures only if according to its terms – (a) the repayment of a loan shall be conditioned on the fact that immediately upon the actual repayment of the loan, the Company shall meet the financial standards; and (b) in case of declaring immediate repayment of the Debentures (Series B) or in case of liquidation, it shall be repaid only after the complete repayment of the Debentures (Series B).

“Net Financial Debt” - short term and long term debt from banks with the addition of debt towards holders of debentures that the Company issued and other interest-bearing financial obligations after deducting cash and cash equivalents and short terms investments and after deducting financing of projects, including hedging transactions for such finance, at the level of the Company’s subsidiaries.

[2]	Minimal Balance Sheet Equity

The Balance Sheet Equity of the Company, as defined above, according to the consolidated financial statements or the consolidated financial results last published, shall not be less than 55 Million U.S. Dollars.

[3]	The Ratio of Net Financial Debt to Net Cap:

a.	Until 30/06/2018 (that is, up to and including the financial results as of 30/06/2018):

a.1.
For the matter of the cause for immediate repayment in clause 9.1.15 of the Deed: The ratio between the Net Financial Debt (as defined above) and the total equity and debt (Net Cap) (as defined above), on the basis of the financial statements or the financial results, on a consolidated basis, shall not exceed 65% (the “Ratio of Net Financial Debt to Net CAP”).

a.2.	For the matter of adjusting the interest, as set forth in clause 4.3.2 of the terms on the other side of the page of the Debenture: the Ratio of Net Financial Debt to Net Cap shall not exceed 60%.

b.	Commencing 01/07/2018 (that is, as of the financial results for 30/09/2018) and until the day of full repayment of the Debentures (Series B):

b.1.	For the matter of the cause for immediate repayment in clause 9.1.15 of the Deed: the Ratio of Financial Debt to Net Cap shall not exceed 60%.

b.2.	For the matter of adjusting the interest, as set forth in clause 4.3.2 of the terms on the other side of the page of the Debenture: the Ratio of Net Financial Debt to Net Cap shall not exceed 55%.

[4]	Equity to Balance Sheet

a.	Until 30/06/2018 (that is, up to and including the financial results as of 30/06/2018):

a.1.
For the matter of the cause for immediate repayment in clause 9.1.2 of the Deed: the ratio of the equity to the balance sheet (based on the data of the financial reports or the financial results, on a consolidated basis) shall not be less than 20%.

a.2.
For the matter of adjusting the interest, as set forth in clause 4.3.2 of the terms on the other side of the page of the Debenture: the Ratio of equity to balance sheet (based on the data of the financial reports or the financial results, on a consolidated basis), shall not be less than 25%.

b.	Commencing 01/07/2018 (that is, as of the financial results for 30/09/2018) and until the day of full repayment of the Debentures (Series B):

b.1.
For the matter of the cause for immediate repayment in clause 9.1.2 of the Deed: the ratio of the equity to the balance sheet (based on the data of the financial reports or the financial results, on a consolidated basis) shall not be less than 25%.

b.2.
For the matter of adjusting the interest, as set forth in clause 4.3.2 of the terms on the other side of the page of the Debenture: the Ratio of equity to balance sheet (based on the data of the financial reports or the financial results, on a consolidated basis), shall not be less than 30%.

[5]	General

As long as the Debentures (Series B) have not yet been fully paid, the Company undertakes to inform the Trustee by a written notice signed by a senior financial officer in the Company with a calculation, within 10 Business Days after publishing any financial statement or financial results of the Company, regarding its meeting the terms of clauses [2] to [4] above. The Trustee shall rely on the Company’s confirmation and it shall not be required to perform another examination.

If it turns out that according to the financial statements or the financial results for examination, the Company did not meet any of its undertakings mentioned in sub-clauses [2] – [4] above, and its failure to fulfill its undertakings as mentioned continued during the Examination Period (as defined hereafter), then the provisions of clause 9.1.14 of the Deed of Trust shall apply. It is clarified that for the purposes of clause 9 of the Deed of Trust, the date of the relevant breach shall be considered the date of publishing the relevant financial statements for the end of the Examination Period.

In this deed, the “Examination Period” means two consecutive quarters, based on the relevant financial results for the end of each of these quarters.

The Company’s meeting any of the financial standards set forth in clauses 2-4 above, shall be calculated according to the accounting standard that applies to the Company in accordance with its consolidated financial statements as of 31/12/2015. The Company shall publish in the framework of publishing its annual financial statements or financial results, as the case may be, the figures on which it based the calculation of the Ratio of Net Financial Debt to Net Cap.

In case of changing the accounting standards applying to the Company, which affects the method of calculating any of the financial standards as stated, the Company shall check its meeting the financial standard as stated in accordance with an internal proforma balance sheet in accordance with the accounting standards according to which the Company’s consolidated financial statements as of 31/12/2015 were prepared. The Company shall publish this proforma report, or data thereof, as the case may be, to Holders of Debentures (Series B) in the framework of the annual financial reports or its financial results, as the case may be.

Undertakings

As long as Debentures (Series B) shall exist in circulation (in other words as long as they were not fully paid, including by way of a self-purchase and/or early redemption), the Company undertakes as follows:

[1]	Rating

The Company undertakes to act so that insofar as this is under its control, the Debentures (Series B) shall be followed by at least one rating company, as long as debentures in circulation exist of the same series (and without derogating from the generality of the aforesaid, in this framework, inter alia, the Company undertakes to pay all of the payments and to deliver the required reports required to the rating company, in accordance with the provisions of the agreement with it). In this respect it is clarified that transferring the Debentures to a “watch list” or any other similar action which is performed by the rating company shall not be considered as the cessation of the rating.

Without derogating from the Company’s undertakings as mentioned above, in the event that the company shall replace the rating company of the debentures (Series B) at its own initiative by another (single) rating company, the company shall publish an Immediate Report that sets forth the reasons for replacing the rating company, and this is within one Trading Day after the event. It is clarified that the aforesaid does not derogate from the Company’s right to replace the rating company at any time, at its sole discretion and as it shall see fit. If the Debentures of the relevant series shall stop being rated (in other words – they shall not be rated by any rating company) the Company shall immediately transfer to the Trustee a written notice regarding the reasons for stopping the rating and no later than one Business Day after the rating has stopped.

[2]	Distributing Dividends

The Company shall be entitled to perform a distribution (as this term is defined in the Companies Law) including the distribution of dividends, to its shareholders at any time, provided that in any event of such distribution: (a) the equity of the Company according to its consolidated financial statements or its consolidated financial results, after such distribution, shall not be less than 75 Million U.S. Dollars, (b) the Company meets the financial standards set forth above before performing the distribution and the distribution shall not harm the Company’s compliance with the financial standards, (c) the Company shall not distribute more than 75% of the profit appropriate for distribution and (d) the Company shall not distribute a dividend on the basis of revaluation profits (for the avoidance of doubt, negative goodwill shall not be considered as revaluation profit).

It is hereby clarified, that any amount not actually distributed in a certain calendar year, out of the maximal amount for distribution which the Company was entitled to distribution in accordance with the stated in this sub-clause above, shall accumulate to the Company’s credit, which shall be entitled to distribute it at later times and until the full repayment of the Debentures, all subject to the provisions of Section 302 of the Companies Law.

After a decision is made regarding the distribution as mentioned, the Company shall transfer to the Trustee confirmation signed by a senior financial officer in the Company, regarding the Company meeting the limitations in this paragraph. The Trustee shall rely on the Company’s confirmation and shall not be required to perform an additional examination on its behalf. Beyond the aforesaid in this clause, the Company has no restrictions with respect with performing distributions and distributions shall be made (insofar as made) at the Company’s sole discretion and for any reason that it shall see fit.

Except as set forth in this clause, the Company declares that as of the date of signing this Deed of Trust, it is not aware of any restrictions that could affect its ability to perform a distribution in the future, except for legal general restrictions that apply to performing distributions in the Companies Law and except for restrictions that apply to the Company by the Deed of Trust regarding the Debentures (Series A) of the Company.

It shall be clarified, that for the purpose of inspecting the Company’s meeting the terms set forth in this clause [2], the provisions stated above regarding the change in accounting standards shall apply.

Appendix 19.2

Confidentiality Undertaking

To

Ellomay Capital Ltd.

Dear Sir/Madam,

Subject: Undertaking of Confidentiality

1.
In the framework or with regards to my position as ___________ to the Holders of Debentures (Series B) of Ellomay Capital Ltd. (hereinafter: “the Company”) (hereinafter: “the Work”), I might receive or be exposed to information which is not public knowledge, including, without limitation, information or professional, technical, financial, technological, commercial or other knowledge pertaining directly and/or indirectly to the Company, the Company’s subsidiaries or affiliates (as these terms are defined in the Securities Law, 5728-1968 (hereinafter: “the Securities Law”)), to corporations in the Company’s group and/or to holders of controlling interests in the Company (hereinafter jointly: “the Group”), procedures and/or methods of work and/or activity of the Group as well as commercial and business information of any other type which is not public knowledge (hereinafter jointly: “Confidential Information”). Despite the foregoing, the term Confidential Information shall not include information as stated above, which I could prove, that: (1) it is public knowledge (including information publicly published by you or by holders of controlling interests within you) or which shall become public knowledge not due to breaching the provisions of this confidentiality undertaking; or (2) which was known to us prior to its disclosure by the Company and we can provide reasonable proof thereof; or (3) that it was given to us by a third party, provided that upon receiving the information as stated we were not aware, having asked its provider, that the disclosure of that information by that third party constitutes a breach of the fiduciary duty by that third party towards the Company.

2.
I am aware that I am prohibited from disclosing the Confidential Information to any person, and that I shall not be entitled to use the Confidential Information for any purpose, unless it is for the Work. Despite the foregoing, I shall be entitled (a) to deliver conclusions and evaluations based on the Confidential Information to Holders of Debentures (Series B) of the Company (including presenting it in the Meetings of Debenture Holders for the purpose of adopting a resolution pertaining to their rights), provided that the reliance upon information as stated shall be limited to the minimal extent and scope required in order to meet the requirements of the law, and that I have given a notice to the Company in this regard a reasonable time in advance, in order to give the Company sufficient leave to approach the court in order to prevent the delivery of conclusions and evaluations as stated; (b) to deliver conclusions and evaluations based on the Confidential Information to the representing body of the Debenture Holders, which shall be duly appointed by the Debenture Holders, provided that all members of the representing body (inasmuch as there shall be any) have signed an undertaking of confidentiality towards the Company, in the form of this confidentiality undertaking, as well as a declaration regarding the absence of a conflict of interests or non-competition with the Company, and to enable the representing body of Debenture Holders as stated, to view the Confidential Information in our office, subject to signing a letter of confidentiality in the stated wording by all members of the representing body, subject to the provisions of clause 6.13 of the Deed of Trust. It shall be clarified, that if all members of the representing body of Debenture Holders shall sign the undertaking of confidentiality as stated, the delivery of Confidential Information to their proxies, their employees, including members of the board of directors and including members of investment committees and credit committees, is permitted without them signing additional letters of confidentiality, subject to the undertaking of the representing body of the Debenture Holders that all such factors and anyone acting on their behalf, including subcontractors acting on their behalf, shall also uphold the undertakings set forth in this document; (c) to disclose Confidential Information, inasmuch as I shall be required to do so by law or at the request of a competent authority by law and/or in accordance with a judicial order, provided that the disclosure is limited to the minimal extent and scope required in order to meet the requirements of the law and I shall pre-coordinate with you, inasmuch as it is possible and permitted, the content and timing of the disclosure in order to give you sufficient leave to defend against such as request.

3.
In addition to permitted delivery of Confidential Information as stated in clause 2, and without derogation to the stated therein, disclosing Confidential Information shall be done only to my employees and/or authorized representatives on my behalf, including my professional consultants alone. I am aware, that disclosure or use on a need-to-know basis by an authorized receiver (hereinafter: “Authorized Receiver”) not in accordance with the provisions of this letter is treated as disclosure or use as stated by myself, and I shall take all means required to keep the Confidential Information confidential. My undertaking herein shall not apply to an Authorized Receiver who shall sign an undertaking of confidentiality similar by all material aspects to the undertaking set forth in this letter.

4.
I am aware that disclosing the Confidential Information to any person or body might be contrary to the Israeli securities laws. I am aware, that due to my exposure to the Confidential Information, various limitations might apply to me if I shall receive inside information, as this term is defined in the Israeli Securities Law, and I am taking and I shall take all reasonable means to ensure that there shall be no prohibited use of inside information pertaining to the Confidential Information.

5.
All documents which shall be given to me by you or which shall arrive in my possession as a result and/or pertaining to my engagement with you, and which are related, directly or indirectly, to the Group and/or its activity (including any copy or processing thereof) (hereinafter jointly: “the Documents”) shall belong to you at all times and shall be considered as your property for all matters and purposes, and shall be returned to you by me at your request immediately upon the termination of the Work, apart from the information which I shall keep in accordance with the provisions of any law, including the instructions of a competent authority, or in accordance with internal procedures, inasmuch as it is required for the purpose of documenting work processes. For the purpose of the stated in my undertaking herein, the term Documents shall be interpreted to include any means of holding information whatsoever, including, but without derogation from the generality of the foregoing, physical, mechanical, magnetic, electronic, optic and/or electro-optic means.

6.
My undertaking in accordance with this letter shall remain effective even after the termination of the Work for any reason whatsoever, and until the Confidential Information becomes public (not due to breaching the undertaking in accordance with this letter, inasmuch as there shall be any). My undertakings in accordance with this letter of confidentiality are irrevocable and cannot be cancelled and they are in addition and not instead of any duty imposed on me by law and/or pursuant to any other agreement. My signature on this undertaking does not grant me any right to perform the Work, and the terms of employment shall be arranged in separate documents between us.

7.
I shall keep the information in complete secrecy, at least at the same level of care by which I keep my own confidential information, and for this purpose I shall take a reasonable level of care at least.

8.
It is clarified, that subject to the provisions of the Securities Law, the stated in this undertaking does not bind the Company to disclose any information whatsoever, and any disclosure and delivery to us shall be at the Company’s absolute discretion.

9.	My undertakings in this document are towards each and every of the corporations in the Group, the Confidential Information of which shall be given to me.

10.
If any instance or authority whatsoever shall determine that any of the undertakings in this document are not valid – the undertaking shall be minimized up to the rate permittee by law at that time, and a determination as stated shall not harm the other undertakings and rights in accordance with this document.

Respectfully,

______________	__________________	__________
Full name	ID number	signature

Appendix 22

The Trustee’s Fee and Covering its Expenses

1.	The Company shall pay fee to the Trustee for its services in accordance with the Deed of Trust, as set forth hereafter:

1.1.	Annual payment for each trust year in the sum of 18,000 NIS.

1.2.	Annual payment for each trust year in the sum of 20,000 NIS if the Trustee shall serve as Trustee only regarding a single series of Debentures of the Company.

The sums according to clauses 1.1 and/or 1.2 shall be referred to as the “Annual Fee”.

The Annual Fee shall be paid to the Trustee at the beginning of each trust year. The Annual Fee shall be paid to the Trustee for the period until the end of the trust period according to the terms of the Deed of Trust, even if a receiver and/or receiver manager was appointed for the Company and/or if the trust according to the Deed of Trust shall be managed under the supervision of the court.

2.
In the event that we shall participate in the discussions with the Securities Authority we shall be paid fee (at the tariff stipulated in clause 5 hereafter), in accordance with the hours of the discussions in which we shall take part, including a refund of travel costs. This payment is not conditioned upon the issue of the Debentures or signing the Deed of Trust.

3.
In the event the term of the Trustee has expired as mentioned in the Deed of Trust, the Trustee shall not be entitled to the payment of its fee starting on the date that its office has expired. If the Trustee’s office has expired during the trust year the fee paid to it for the months that it did not serve as Trustee of the Company shall be returned. The provisions in this clause shall not apply regarding the first trust year.

4.
The Trustee is entitled to a refund for the reasonable expenses that it shall expend in the framework of fulfilling its duties, and/or pursuant to the powers granted to it according to the Deed of Trust, including for publications in the press, provided that for the costs of expert opinion as set forth in the Deed of Trust, the Trustee shall give an advance notice of his intention to receive an expert opinion.

5.
The Trustee is entitled to additional payment, for actions, including those which it must perform in order to fulfill its lawful obligations pursuant to the Securities Law, (including amendments 50 and 51 of the Securities Law), and the regulations that shall be promulgated following these amendments and also those arising from a breach of this Deed of Trust by the Company and/or for an action of declaring Debentures immediately repayable and/or for special actions which shall be required to be performed, if required, for fulfilling its duties according to the Deed of Trust, all in addition and without harming the payments due to it as mentioned in this appendix.

6.
The Trustee shall be entitled to additional payment as mentioned, in the sum of 600 NIS for each working hour that it shall require to perform as mentioned above, linked to the known index, at the date of publishing the prospectus, but in any event no less than the sum set forth above. For each annual meeting of shareholders or Debenture Holders (and this is in addition to the payment according to clause 5 above) in which the Trustee shall take part, an additional fee in the sum of 600 NIS per meeting, linked to the index known at the date of publishing the prospectus shall be paid, but in any case no less than the sum set forth above. The sum mentioned shall be paid immediately upon the issuing of the Trustee’s demand.

7.
This agreement is based on the consent that the debentures are without collaterals and without financial standards which the Trustee must examine. However in the event that the Debenture Holders (series B) shall be granted any collaterals or in the event that they shall be determined with financial standards or any other undertaking that the Trustee must examine, then the Trustee’s fee shall be agreed in accordance with the scope of work that shall be required to dedicate to the trust.

8.
VAT if applicable, shall be added to the payments due to the Trustee, according to the provisions of this appendix and it shall be paid by the Company. The sums above do not include a refund of expenses and lawful VAT and they shall be linked to the base index of each series however in each case a lower sum than the sum set forth in this proposal shall not be paid. The payment terms are 15 days net after the end of the calendar month of the invoice.

9.	The Debenture Holders shall participate in financing the Trustee’s fee and refund of expense in accordance with the provisions of the indemnification clause in clause 25 of the Deed of Trust.

Second Addendum

Subject to the provisions of the Securities Law, convening a Meeting of Debenture Holders, the manner of conducting it and various terms regarding it, shall be as follows:

Summoning a Meeting

1.
The Trustee shall summon a Debenture Holders Meeting for each series separately (“Annual Meeting”) each year and no later fourteen (14) days after the second annual report regarding trust matters (as mentioned in clause 21 of the Deed of Trust) was submitted, which shall be convened no later than sixty (60) days after the report was submitted. The agenda of the Annual Meeting shall include the appointment of the Trustee for the period that shall be determined (unless the prior Meeting determined a longer appointment time), a discussion of the annual report regarding trust matters as well as any other subject included in the agenda as stated in Section 25L2 of the Securities Law.

2.
The Trustee shall convene a Meeting of the Debenture Holders if it saw a need for this, or according to a written request of Debenture Holders that hold, alone or together, at least five percent (5%) of the balance of the nominal value of the Debentures in circulation of that series.

3.
In the event those requesting to summon a Meeting are Debenture Holders, the Trustee shall be entitled to demand indemnification from them, including in advance, for the reasonable costs involved in this.

4.
The Trustee who was required to summon a Debenture Holders Meeting in accordance with the provisions of clause 2, shall summon it within 21 days after a demand to summon it was submitted to the Trustee, to a date that shall be determined in the summons, provided that the convening date shall not be earlier than seven days and not later than 21 days from the summons date; however, the Trustee is entitled to bring the meeting forward, to at least one day after the summons date, if it thought that this was required in order to protect the Debenture Holders rights and subject to the provisions of clause 21 hereafter; if it did so, the Trustee shall explain the reasons for bringing the convening date forward in the report regarding the summoning of the Meeting.

5.	The Trustee may, at its reasonable discretion, change the scheduled meeting time of a Meeting convened by him as well as per the Company’s request, in case the Meeting was summoned by the Company.

6.
In the event the Trustee convened a Meeting of the Debenture Holders not according to the request of the Debenture Holders the Trustee is entitled to determine that the Meeting shall take place by electronic means.

7.
If the Trustee did not summon the Debenture Holders Meeting, according to the demand of the Debenture Holder, within such time as mentioned in clause 1.4 above, the Debenture Holder may convene the Meeting, provided that the scheduled Meeting shall be within 14 days, after the end of the period for summoning the Meeting by the Trustee and the Trustee shall bear the expenses that the Debenture Holder expended with respect to convening the meeting.

8.	If the Debenture Holders Meeting was not convened as mentioned in clauses 1 or 2 above, the court may at the request of the Debenture Holder, order that it be convened.

9.	If the court ordered as mentioned in clause 8, the Trustee shall bear reasonable costs that the applicant expended in a court proceeding, as shall be determined by the court.

10.
The Company is entitled to convene, at any time, a Meeting of Debenture Holders in coordination with the Trustee. If the Company summons a Meeting as stated, it must immediately send the Trustee a written notice regarding the place, day and time on which the Meeting shall take place, as well as the subjects to be brought up for discussion therein, and the Trustee or a representative on its behalf shall be entitled to participate in a Meeting as stated without having the right to vote. A Meeting as stated shall be summoned for a time set in the invitation, provided that the time for convening shall be no earlier than seven days and no later than 21 days from the day of summoning.

11.
Where there is no practical possibility to convene a Debenture Holders Meeting or to conduct it in the manner determined for this in the Deed of Trust or in the Law, the court may, at the  request of the Company, of a Debenture Holder that is entitled to vote in the Meeting or the Trustee, to order that a Meeting be convened and conducted in the manner as the court shall determine, and it may give supplementary instructions for this insofar as it shall see fit.

Flaws in Convening the Meeting

12.
The court may, at the request of a Debenture Holder, order the cancellation of a resolution that was adopted in a Debenture Holders Meeting that was convened or conducted without fulfilling the requirements in the Law or according to this Deed.

13.
If the flaw in convening the Meeting concerns a notice regarding the place of convening the Meeting or its scheduled time, a Debenture Holder that attended the Meeting despite the flaw, shall not be entitled to demand the cancellation of the resolution.

Notice of Convening a Meeting

14.
A notice of a Meeting of the Debenture Holders shall be published according to the provisions of chapter G1 of the Law (“Electronic Reporting”) and it shall be delivered to the Company by the Trustee before the reporting and in accordance with the provisions in the regulations.

15.	The summons notice shall include the agenda, the proposed resolutions and arrangements regarding a written vote according to the provisions of clauses 28 and 30 hereafter.

The Meeting’s Agenda

16.
The Trustee shall determine the agenda in the Debenture Holders Meeting and it shall include issues for which the Debenture Holders Meeting is required according to clauses 1 and/or 2 above, and a subject for which it was requested as mentioned in clause 18 of the Debenture Holder’s request.

17.	Inasmuch as a Meeting shall be summoned in accordance with clause 10 above, the Company shall determine the Meeting’s agenda.

18.
A Debenture Holder, one or more, that has five percent (5%) at least of the balance of the nominal value of the series of Debentures may request the Trustee to include an issue on the agenda of the Debenture Holders Meeting that shall be convened in the future, provided that the issue is suitable to be discussed in the Meeting as mentioned.

19.	In the Debenture Holders Meeting resolutions shall be adopted in issues as set forth in the agenda only.

Place of Convening the Meeting

20.
The Debenture Holders Meeting shall take place in Israel at the Company’s offices or another place which the Trustee shall notify of. The Trustee may change the address of the Meeting. The Company shall bear the costs of convening the Meeting at an address which is not its office.

The Record Date for Ownership of the Debentures

21.
Debenture Holders that are entitled to participate and to vote in the Debenture Holders’ Meetings are Holders of Debentures at the time that shall be determined in the decision to summon a Debenture Holders Meeting, provided that this date shall not exceed three days before the date of convening the Debenture Holders Meeting and it shall not be less than one day before the convening date.

The Chairman of the Meeting

22.	In each Debenture Holders Meeting the Trustee or whomever it appointed shall serve as chairman of that Meeting.

23.
The Trustee shall prepare a protocol of the Meeting of the Debenture Holders and shall keep it at its registered office for a period of seven (7) years after the Meeting date. The protocol of the Meeting may be by way of recording. A protocol, insofar as made in writing, shall be signed by the chairman of the Meeting or by a chairman of the Meeting that was held after it. Each protocol that was signed by the chairman of the Meeting constitutes prima facie evidence to whatever is stated in it. The protocol registry shall be kept with the Trustee as mentioned, and it shall be open for viewing by the Debenture Holders during work hours and with advance coordination and a copy of it shall be sent to any Debenture Holder that shall request this.

24.
The declaration of the chairman of the Meeting that a resolution in the Debenture Holders Meeting was adopted or rejected, whether unanimously or by a certain majority, shall be prima facie evidence to whatever is stated in it.

Legal Quorum; Deferred or Adjourned Meeting

25.
A Meeting of the Debenture Holders shall be opened by the chairman of the Meeting after he has determined that the legal quorum required for any of the issues on the agenda of the Meeting exists, as follows:

25.1.
The legal quorum required for opening a Meeting of the Debenture Holders shall be the presence of at least two Debenture Holders, who are present themselves or by their proxies, that hold at least twenty five percent (25%) of the voting rights in circulation, within half an hour of the time that was scheduled for opening the Meeting, unless stipulated otherwise in the Law.

25.2.
If a legal quorum was not present in the Debenture Holders Meeting at the end of half an hour after the time scheduled for the beginning of the Meeting, the meeting shall be deferred to another time which shall not be earlier than two Business Days after the record date that was determined for convening the original meeting or one Business Day, if the Trustee was of the opinion that this is required for protecting the rights of the Debenture Holders; if the Meeting was deferred, the Trustee shall explain the reasons for this in the Meeting summons report.

25.3.
If a legal quorum was not present in the deferred Debenture Holders Meeting as mentioned in clause 25.2 above, half an hour after the time that was scheduled for it, the Meeting shall be convened with any number of participants, unless stipulated otherwise in the Law.

25.4.
Notwithstanding the provisions in clause 25.3 above, in the event a Debenture Holders Meeting was summoned according to the demand of Debenture Holders that hold five percent (5%) at least of the balance of the nominal value of the Debentures in circulation, the deferred Meeting shall be convened only if holders of certificates of undertaking were present in it at least in the number required for summoning a Meeting as mentioned (in other words: five percent (5%) at least of the balance of the nominal value of the Debentures in circulation).

26.
According to the decision of the Trustee or resolution by ordinary majority of those voting in a Meeting in which a legal quorum was present, the continuation of the Meeting adjourned (the “Original Meeting”) from time to time, the discussion or adopting a resolution in an issue that was set forth in the agenda, to another time and to a place that shall be determined as the Trustee or the aforementioned Meeting shall decide (the “Continued Meeting”). In the Continued Meeting and in the deferred meeting only matters that were on the agenda and in respect to which no resolution was adopted shall be discussed.

If a Debenture Holders Meeting was deferred without changing its agenda, summons shall be given regarding the new time for the Continued Meeting, as early as possible, and no later than 12 hours before the Continued Meeting; the summons as mentioned shall be given according to clauses 14 and 15 above.

Participations and Voting

27.
The Trustee, at its reasonable discretion and subject to the provisions of any law, shall be entitled to split the Meeting into class meetings and to determine who shall be entitled to participate in each type of meeting.

28.
A Debenture Holder is entitled to vote in Debenture Holders Meetings by himself or by proxy as well as by a voting deed in which he shall state the manner of his voting, and in accordance with the provisions of clause 30 hereinafter.

29.	A resolution in the Debenture Holders Meeting shall be made by a count of votes.

30.	A voting deed shall be sent by the Trustee to all of the Debenture Holders; a Debenture Holder may note the manner of his vote in the voting deed and send it to the Trustee.

A voting deed in which the Debenture Holder noted the manner of his vote, and which reached the Trustee by the last date determined for this, shall be considered as presence in the Meeting with respect to the existence of a legal quorum as mentioned in clause 25 above.

The voting deed that was received by the Trustee regarding a certain matter in respect to which a vote was not held in the Debenture Holders Meeting, shall be considered as having abstained in the vote in that Meeting regarding a resolution to convene a deferred Debenture Holders Meeting according to the provision of clause 26 above, and it shall be counted in the deferred Meeting that shall be convened according to the provisions of clauses 26 or 25.3 and 25.4 above.

31.
Each 1 NIS nominal value of the Debentures that are represented by vote shall confer one vote in the voting. In case of joint Debenture Holders, only the vote of the person registered first in the registry shall be counted.

32.
A Debenture Holder may vote for part of the Debentures held by him including voting for some of them in favor for the proposed resolution and for another part of them against the resolution, all as he shall see fit.

33.
The holdings of an Affiliated Holder shall not be taken into account for determining the legal quorum in the Debenture Holders Meetings, and his votes shall not be taken into account in the vote of the Meeting as mentioned.

Resolutions

34.	Resolutions in the Debenture Holders Meetings shall be adopted by a vote of an ordinary majority, unless another majority was determined in the Law or in the Deed of Trust.

35.	The votes of those who have abstained in the vote shall not be counted in the number of votes participating in the vote.

36.	A proposed resolution regarding an issue that was not determined in respect to it that it shall be decided by a certain majority as following hereafter, shall be decided in an ordinary resolution.

37.
The issues hereafter shall be decided in a Debenture Holders Meeting by a majority which is not ordinary and/or by a legal quorum that is different than the one set forth in clause 1.22, and these are the issues:

37.1.	Change, including an addition and/or amendment in the provisions of the Deed of Trust as mentioned in clause 27 of the Deed of Trust.

37.2.	Any other issue in respect to which it was determined in the Deed of Trust that it is subject to a resolution by a majority that is not an ordinary majority.

37.3.	A resolution regarding the replacement of a, shall be adopted by a majority of fifty percent (50%) at least of the unpaid balance of the Debentures in circulation.

Voting and Actions by Agent/Proxy

38.
An appointment instrument appointing an agent shall be in writing and it shall be signed by the appointer or by his proxy that has authorization to do so lawfully in writing. If the appointer is a corporation, the appointment instrument shall be made in writing and will be signed by a stamp of the corporation, with a signature of the authorized signatories of the corporation.

39.	An appointment instrument of the agent shall be made in any form which shall be acceptable by the Trustee.

40.	An agent does not need to be a Debenture Holder himself.

41.
An appointment instrument and power of attorney and any other certificate according to which an appointment instrument was signed or a certified copy of such power of attorney, shall be given to the Trustee by the time of convening the Meeting unless it was otherwise stipulated in the notice summoning the Meeting.

42.	The Trustee shall participate in the Meeting via its employees, officers, functionaries or another person that shall be appointed by it, however it shall not have a voting right.

43.
The Company and any other person except for the Trustee shall be prevented from participating in the Debenture Holders Meeting or in any part of it, according to the decision of the Trustee or according to an ordinary resolution of the Debenture Holders. Despite the stated in this clause, the Company could participate in the opening of a Meeting for the purpose of expressing its opinion regarding any subject on the Meeting’s agenda and/or presenting a certain subject (as the case may be).

Approaching Debenture Holders

44.
The Trustee, and the Debenture Holder, one or more, that has five percent (5%) at least of the balance of the nominal value of the Debentures in circulation, are entitled to address the Debenture Holders in writing, via the Trustee, in order to convince them regarding the manner of their vote in any of the issues being raised for discussion in that Meeting (the “Position Paper”).

45.
If a Debenture Holders Meeting was summoned in accordance with clause 2 above, a Holder is entitled to approach the Trustee in a request to publish, in accordance with the provisions of Chapter G.1 of the Law, Position Papers on his behalf to the other Debenture Holders.

46.
The Trustee or the Company are entitled to send Position Papers to Debenture Holders, as a response for a Position Paper sent as stated in clauses 44 and 45 above, or in response to any other inquiry towards the Debenture Holders.

Examining Conflicts of Interests

47.
If a Meeting of the Debenture Holders was convened, the Trustee shall examine the existence of a conflict of interests of the Debenture Holders, whether an interest arising from their holding the Debentures and another interest of theirs, as the Trustee shall determine (in this clause – “Another Interest”), in accordance with the provisions of any law as they shall be at that time; the Trustee shall be entitled to request a Debenture Holder participating in the Meeting to notify it before the vote, regarding Another Interest of his and if he has a conflict of interests as mentioned.

48.
In the count of the votes in the vote that took place in the Debenture Holders Meeting, the Trustee shall not take into account the votes of the Debenture Holders that did not meet its requirements as mentioned in clause 47 above or of the Debenture Holders in respect to which it found that a conflict of interests exists as mentioned in clause 47 above (in this clause – “Debenture Holders with a Conflict of Interests”).

49.
Notwithstanding the provisions in clause 48 above, if the total sum of holdings participating in the vote are not Debenture Holders with a Conflict of Interests, became less than five percent (5%) of the balance of the nominal value of the Debentures of that same series, the Trustee shall take into account in counting the votes in the voting also the votes of the Debenture Holders with a Conflict of Interest.

Convening a Meeting of Debenture Holders for Consulting

50.
The provisions of clauses 2, 7, 16, 18 and 19 above cannot derogate from the Trustee’s authority to convene a Debenture Holders Meeting, if it saw it necessary to consult with them; in the summons to the Meeting as mentioned the issues on its agenda shall not be detailed, and the date of the Meeting shall be one day at least after the summons date.

In such meeting a vote shall not take place, no resolutions shall be adopted in it and the provisions of clauses 2, 4, 7, 8, 9, 15, 16, 18, 19, 21, 25, 26, 28, 30 and 45 shall not apply to it and as set forth in the law.